Exhibit 1

Just Energy Group Inc. Notice of Annual and Special Meeting of Shareholders – And – Management Information Circular June 26, 2019

May 15, 2019 Dear Fellow Shareholder : Just Energy Group Inc . (Just Energy) is pleased to invite you to the annual and special meeting of common shareholders on June 26 , 2019 . The meeting will be held at 10 : 00 a . m . EDT at the Toronto Stock Exchange – Broadcast Centre, The Exchange Tower, 2 First Canadian Place, 130 King Street West, Toronto, Ontario . Attending the meeting is your opportunity to meet the Board of Directors (the Board) and management, learn more about our performance in Fiscal 2019 and our strategy for the future, and vote in person on the items of business . If you are unable to attend the meeting in person, you can vote by proxy and listen to the live webcast at https : //webinars . on 24 . com/cision/justenergyagm 2019 . The attached Management Information Circular includes important information about the meeting and how to vote . Please take some time to read the document and remember to vote . You can find more information about Just Energy in our Fiscal 2019 Annual Report and on our website at https : //investors . justenergy . com . We would like to extend our sincere thanks to Mr . John Brussa who is retiring from the Board on June 26 , 2019 , for his many years of dedicated service to Just Energy and our shareholders . Mr . Brussa has been a director for 18 years (since the initial public offering in 2001 ) during which time he has made significant contributions to the Board and its committees, being a long - time member of the Risk and Governance committees . His integrity, business acumen and leadership provided invaluable perspective to the company . I would also like to thank Mr . Brett Perlman, who retired from the Board on May 16 , 2019 to pursue other opportunities . Over his six years as a director, Just Energy benefited from Mr . Perlman’s extensive industry experience, particularly in the Texas market . In line with Just Energy’s cost reduction initiative announced on March 21 , 2019 , the Board has decided not to nominate any persons to replace either of Messrs . Brussa and Perlman . We are excited about the future and committed to capitalizing on the opportunities before us . Our mission is clear – a new resolve with faster execution and a keen focus on you, our shareholders . I wish to thank our Board of Directors for their continued stewardship and guidance ; our employees for their tireless dedication to our mission ; and to our customers and shareholders for their continued support . Patrick McCullough, our CEO, and I look forward to seeing you at the meeting on June 26 th . Sincerely, Rebecca MacDonald Executive Chair

Notice of 2019 Annual and Special Meeting YOUR VOTE IS IMPORTANT As a shareholder, it is very important that you read this material carefully and then vote your shares, either by proxy or in person at the meeting . In this document ‘‘you’’ and ‘‘your’’ refer to the common shareholders of Just Energy Group Inc . (Just Energy) . ‘‘Just Energy’’, the ‘‘Company’’ or ‘‘we’’, ‘‘us’’, ‘‘our’’, refer to, Just Energy Group Inc . The information contained in this proxy circular is given as at May 21 , 2019 , except as indicated otherwise . Wednesday, June 26, 2019 at 10:00 a.m. (Eastern Time) the Circular . The resolutions must be approved by at least a majority of the common shares voted by shareholders represented in person or by proxy at the meeting, excluding votes attaching to common shares held by any insider that can participate in the DSG Plan . The meeting may also consider other business that properly comes before it. Toronto Stock Exchange – Broadcast Centre, The Exchange Tower, 2 First Canadian Place, 130 King Street West, Toronto, Ontario You are entitled to receive notice of and vote at our meeting, or any adjournment, if you were a holder of common shares of Just Energy on May 10 , 2019 . A live webcast of the meeting will be available https://webinars.on24.com/cision/justenergyagm2019. You have the right to vote your shares on items 2 to 5 above and any other items that may properly come before the meeting or any adjournment . 1. Receiving the audited consolidated financial statements of Just Energy for the year ended March 31, 2019 and the auditor’s report thereon; 2 . Electing the 6 nominees for directors of Just Energy standing for election as directors on an individual basis to serve until the end of the next annual shareholder meeting ; As permitted by Canadian securities regulators, we are using notice - and - access to deliver this Circular and our annual report (meeting materials) to both our registered and non - registered shareholders . This means that the meeting materials are being posted online for you to access, rather than being mailed out . Notice - and - access gives shareholders more choice, substantially reduces our printing and mailing costs, and is environmentally friendly as it reduces paper and energy consumption . 3 . Appointing Ernst & Young LLP as auditors of Just Energy and to authorize the Board of Directors of Just Energy to fix the auditors remuneration ; 4. Considering an a d visory, non - binding resolution on executive compensation; 5. Considering an ordinary resolution to approve an increase in the number of common shares av ailable f or issue t o di r ec t ors b y You will still receive a form of proxy or a voting instruction form in the mail so you can vote your shares but, instead of receiving a paper copy of the meeting materials, you will receive a notice with information about how you can access the meeting materials electronically and how to request a paper copy . The meeting materials are available at www.e n vision r eports.com/ E A R Q2019, on our 200 , 000 under the directors’ compensation plan (the ‘‘DSG Plan’’), including the approval of 37 , 123 previously issued DSGs, and to approve website at www.justenergygroup.com on SEDAR at sedar.com and on EDGAR at sec.gov. certain administ r at iv e and p r ocedu r al amendments to the DSG Plan all as described in When Whe r e You have the right to vote W eb c as t What is the meeting about? Meeting materials

The Board has approved the content of this Circular and authorized it to be sent to shareholders, to each director and to the auditors . By order of the Board, You may request a paper copy of the meeting materials, at no cost, up to one year from the date the meeting materials were filed on SEDAR . You may make such a request at any time prior to the meeting by contacting our transfer agent, Computershare Trust Company of Canada at 1 - 866 - 962 - 0498 (toll free in Canada and the United States) or 514 - 982 - 8716 (other countries) and following the instructions . You will need to register with Computershare, our transfer agent, before entering the meeting. Jonah T. Davids Executive Vice President, General Counsel and Corporate Secretary Toronto, Ontario May 15, 2019 Approval of the Circular After the meeting, requests may be made by calling Just Energy directly at 416.367.2998. Admission to the meeting

Inside this Circular P ag e KEY TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 MEETING AND VOTING INFORMATION ABOUT VOTING YOUR SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 BUSINESS OF THE MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 CORPORATE GOVERNANCE PRACTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 DIRECTOR COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Director Compensation Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Director Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 Options and Common Share - Based Awards – Non - Management Directors . . . . . . . . . . . . . . . . . . 21 Director Incentive Plan Awards – Value Vested or Earned During the Year . . . . . . . . . . . . . . . . . 22 COMPENSATION DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 Compensation Principles and Philosophy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 The Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 Our Approach to Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 Elements of Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26 Just Energy Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32 Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33 Incentive Plan Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34 Equity Compensation Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35 Securities Authorized for Issuance Under Equity Compensation Plans . . . . . . . . . . . . . . . . . . . . . 41 TERMINATION, CHANGE OF CONTROL AND EMPLOYMENT AGREEMENT TERMS . . . . . . . . . . . . . . . 42 Termination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42 Change of Control Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43 Summary of Incremental Severance and Termination Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 43 Employment Agreements – Other Terms, Conditions and Obligations . . . . . . . . . . . . . . . . . . . . . . 44 OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44 Indebtedness of Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44 Interest of Informed Persons in Material Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44 Regulatory Matters and Bankruptcies and Insolvencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45 Interests of Certain Persons or Companies in Matters to be Acted Upon . . . . . . . . . . . . . . . . . . . 46 2020 Shareholder Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 SCHEDULE A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES OF JUST ENERGY . . . . . . . . . A - 1 SCHEDULE B – JUST ENERGY GROUP INC. – BOARD MANDATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B - 1 SCHEDULE C – COMPENSATION, HUMAN RESOURCES, HEALTH, SAFETY AND ENVIRONMENTAL COMMITTEE – TERMS OF REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C - 1 SCHEDULE D – PROPOSED AMENDMENTS TO THE DIRECTORS COMPENSATION PLAN . . . . . . . . . . . D - 1

Base EBITDA EBITDA adjusted to exclude the impact of mark to market gains (losses) arising from IFRS requirements for derivative financial instruments, discontinued operations, restructuring as well as reflecting an adjustment for share - based compensation, non - controlling interest and amortization of sales commissions with respect to value - added products (see below) . This measure reflects operational profitability as the non - cash share - based compensation expense is treated as an equity issuance for the purposes of this calculation, since it will be settled in common shares ; the mark to market gains (losses) are associated with supply already sold in the future at fixed prices ; and the mark to market gains (losses) of weather derivatives are not yet realized . Restructuring and discontinued operations are one - time non - recurring events . Just Energy ensures that customer margins are protected by entering into fixed - price supply contracts . Under current IFRS, the customer contracts are not marked to market ; however, there is a requirement to mark to market the future supply contracts . This creates unrealized gains (losses) depending upon current supply pricing . Management believes that these short - term mark to market gains (losses) do not impact the long - term financial performance of Just Energy, and has excluded them from the Base EBITDA calculation . Included in Base EBITDA are gains (losses) from the Company’s portfolio of equity investments and acquisitions which are presented in the Company’s unaudited interim condensed consolidated statement of income . The impact from fair value adjustments of contingent consideration liabilities that are related solely to performance is included in Base EBITDA, while any impact from fair value adjustments of contingent consideration liabilities relating to changes in Just Energy’s share price are excluded from Base EBITDA . Management believes that volatility in share price does not impact the financial performance of Just Energy as the contingent consideration is settled in shares . Just Energy recognizes the incremental acquisition costs of obtaining a customer contract as an asset since these costs would not have been incurred if the contract had not been obtained and these costs are recovered through the consideration collected from the contract . Commissions and incentives paid for commodity contracts and value - added product contracts are capitalized and amortized over the term of the contract . Amortization of these costs with respect to commodity contracts is included in the calculation of Base EBITDA (as selling and marketing expenses) . Amortization of incremental acquisition costs on value - added product contracts is excluded from the Base EBITDA calculation as value - added products are considered to be a lease asset akin to a fixed asset whereby amortization or depreciation expenses are excluded from Base EBITDA . 1 KEY TERMS The following table provides definitions for terms that are used throughout this Circular.

Base Funds from Operations Board Company or Just Energy DSG Embedded Gross Margin Funds from Operations PBG R SG Shareholders Funds from Operations reduced by maintenance and capital expenditures . Board of Directors of the Company Just Energy Group Inc. Deferred Share Grant issued to directors pursuant to the 2010 Directors Compensation Plan, as amended from time to time . A rolling five - year measure of management’s estimate of future contracted energy gross margin . The energy marketing embedded margin is the difference between existing customer contract prices and the cost of supply for the remainder of term, with appropriate assumptions for customer attrition and renewals as calculated in Just Energy’s MD&A . The net cash available for distribution through dividends to shareholders . Funds from Operations is calculated by Just Energy as gross margin adjusted for cash items including administrative expenses, selling and marketing expenses, bad debt expenses, finance costs, corporate taxes, capital taxes and other items . The gross margin used includes a seasonal adjustment for the gas markets in Ontario, Quebec, Manitoba and Michigan to include cash received . Performance Bonus Grant issued pursuant to the Company’s 2013 Performance Bonus Incentive Plan, as amended from time to time . Restricted Share Grant issued pursuant to the Company’s 2010 Restricted Share Grant Plan, as amended from time to time . Holders of common shares . 2 Currency Unless otherwise identified, all dollar amounts in this Circular are in Canadian dollars. Non - IFRS Measures In the Circular, Just Energy has used terms that are not defined by International Financial Reporting Standards (‘‘IFRS’’), including Base EBITDA, Embedded Gross Margin and Funds From Operations (as defined above), but are used by management to evaluate performance of Just Energy and its business . Since Non - IFRS financial measures do not have standardized meanings prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies, securities regulations require that Non - IFRS financial measures are clearly defined, qualified and reconciled to their nearest IFRS measures . Except as otherwise indicated, these Non - IFRS financial measures are calculated and disclosed on a consistent basis from period to period . Specific adjusting items may only be relevant in certain periods . The intent of Non - IFRS financial measures is to provide additional useful information to investors and analysts and the measures do not have any standardized meaning under IFRS . The measures should not, therefore, be considered in isolation or used in substitute for measures of performance prepared in accordance with IFRS . Other issuers may calculate Non - IFRS financial measures differently . Investors are cautioned that Non - IFRS measures should not be construed as alternatives to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with IFRS as an indicator of Just Energy’s performance .

ABOUT VOTING YOUR SHARES If you vote by telephone, you cannot appoint anyone other than the directors named on your proxy form as your proxyholder . 3. Mail – Return the completed proxy form in the prepaid envelope provided. The record date for determining shareholders entitled to vote is May 10 , 2019 . You have one vote for each common share you held on that date . As at May 15 , 2019 , 149 , 705 , 030 common shares were outstanding . Our transfer agent, Computershare, must receive your proxy form or you must have voted by Internet before 10 : 00 a . m . (Eastern Time) on Monday, June 24 , 2019 . Option 2 – In person at the meeting You do not need to complete or return your proxy form . You have to see a representative of Computershare before entering the meeting to register your attendance . Voting in person at the meeting will automatically cancel any proxy you completed and submitted earlier . To the knowledge of the directors and senior offices of Just Energy, based on the most recent publicly available information at May 15 , 2019 , two persons exercised control or direction over shares carrying 10 % or more of the voting rights attached to the common shares of Just Energy . James A . Pattison, through the Great Pacific Capital Corp . and The Jim Pattison Foundation, beneficially owns, or directly or indirectly controls, a total of 24 , 312 , 842 ( 16 . 2% ) of Just Energy’s Common Shares and the estate of Ron Joyce, through Jetport Inc . , beneficially owns, or directly or indirectly controls, 18 , 498 , 251 ( 12 . 3% ) of Just Energy’s common shares . Option 1 – By Proxy (voting instruction form or VIF) You are a registered shareholder when your name appears on your share certificate or your direct registration statement . Your proxy form tells you whether you are a registered shareholder . 1. In t ernet – Go t o www.p ro xy v o t e.com and follow the instructions. You will need the 16 digit control number on your voting instruction form. Option 1 – By Proxy (proxy form) You may give your voting instructions in the following manner: 1. Internet – Go to www.envisionreports.com/ EARQ2019 and follow the instructions. 2 . Telephone – Call 1 - 800 - 474 - 7493 (Canada – English) or 1 - 800 - 474 - 7501 (Canada – French) or 1 - 800 - 454 - 8683 (United States) . You will need the 16 digit control number on your voting instruction form . 2. Telephone – Call 1 - 866 - 732 - 8683. 3. Mail – Return the completed proxy form in the prepaid envelope provided. 3 How to Vote Non - Registered Shareholders Registered Shareholders

tell us how you want to vote your shares, your vote will be counted as follows: Your intermediary must receive your voting instructions with sufficient time for your vote to be processed before 10 : 00 a . m . (Eastern Time) on Monday, June 24 , 2019 . • FOR electing the 6 nominated directors listed in the circular you may be a non - registered w ho will r ece iv e f r om y our • FOR appointing Ernst & Young LLP as auditors Al t ernat iv e l y, shareholder intermediary a p ro xy f orm that has been pre - authorized by your intermediary indicating the number of shares to be voted, which is to be • FOR approving the advisory resolution on executive compensation comple t ed, da t ed, signed and r eturned t o Computershare by mail. Option 2 – In person at the meeting • FOR approving an increase in the number of common shares available for issue to directors by 200 , 000 under the DSG Plan, including 37 , 123 previously issued DSGs and app ro ving certain administ r at iv e and procedural amendments to the DSG Plan. You can change a vote you made by proxy by: We do not have access to the names or holdings of our non - registered shareholders . That means you can only vote your shares in person at the meeting if you have previously appointed yourself as the proxyholder for your shares by printing your name in the space provided on the voting instruction form and submitting it as directed on the form . At the meeting, you should see a Computershare representative . • Voting again on the internet or by telephone before 10 : 00 a . m . (Eastern Time) on Monday, June 24 , 2019 . • If you are a registered shareholder, completing a proxy form that is dated later than the proxy form you are changing, and mailing it as instructed on your proxy form so that it is received before 10 : 00 a . m . (Eastern Time) on Monday, June 24 , 2019 . • If you are a non - registered shareholder, contacting your intermediary to find out what to do . If you are unsure of whether you are a registered or non - registered shareholder, please contact Computershare by email at www . computershare . com or by telephone at 1 - 800 - 663 - 9097 . If you are an individual shareholder, you or your authorized attorney must sign the proxy or voting instruction form . If you are a corporation or other legal entity, an authorized officer or attorney must sign the proxy or voting instruction form . If you are a registered shareholder, you can also revoke a vote you made by proxy by sending a notice in writing from you or your authorized attorney to our Corporate Secretary so that it is received before 10 : 00 a . m . (Eastern Time) on Monday, June 24 , 2019 , or by giving a notice in writing from you or your authorized attorney to the Chair of the meeting, at the meeting or any adjournment thereof . You can choose to vote ‘‘For’’, ‘‘Withhold’’ or ‘‘Against’’ depending on the item to be voted on . When you sign the proxy form or voting instruction form, you authorize Rebecca MacDonald, Patrick McCullough or William F . Weld, who are all directors, to vote your shares for you at the meeting according to your instructions . If you return your proxy form or voting instruction form and do not Computershare counts and tabulates the votes . It does this independently of us to make sure that the votes of individual shareholders are confidential . Proxy forms or voting instruction forms are referred 4 Changing Your Vote How Your Shares Will be Voted Other Information

to us only when it is clear that a shareholder wants to communicate with management, the validity of the form is in question or the law requires it.

To help you make an informed decision, please read this circular and our annual report for the year ended March 31, 2019, which you can access at www.ensivionreports.com/EARQ2019, on our website at www.justenergygroup.com, on SEDAR at sedar.com and on EDGAR at sec.gov. This circular tells you about the meeting, the nominated directors, the proposed auditors, the Board's committees, our corporate governance procedures, compensation of directors and executives and our share based compensation plans.

The annual report gives you a review of our activities for the past year and includes a copy of our annual financial statements and the related management's discussion and analysis (MD&A).

Proxy materials are sent to our registered shareholders through our transfer agent, Computershare. We do not send proxy-related materials directly to non-registered shareholders and instead use the services of Broadridge Investor Communication Solutions, Canada, who acts on behalf of intermediaries to send proxy materials.

Questions

If you have any questions about the information contained in this document or require assistance in completing your proxy form or voting instruction form, please contact Computershare at 1-800-663-9097. Your proxy is solicited by management. We will pay the costs associated with soliciting proxies.

BUSINESS OF THE MEETING

Just Energy's Financial Statements

We will place before the Meeting our consolidated financial statements, including the related auditor's report, for the year ended March 31, 2019. Our financial statements are included in our 2019 Annual Report. The Annual Report will be mailed to shareholders who requested a copy. Our financial statements are also available on our website at https://investors.justenergy.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

On May 15, 2019 the Board approved the consolidated audited financial statements of Just Energy for the year ended March 31, 2019. Under the *Canada Business Corporations Act*, the corporate legislation which governs Just Energy, the financial statements are required to be mailed to shareholders that elect to receive them but no shareholder vote is required. You will however be entitled to ask questions of financial management at the meeting.

Electing Directors

You will be electing a Board consisting of six members. The nominees proposed for election as directors were recommended to the board by the nominating and governance committee and are listed below. Six of the nominees are currently directors of Just Energy.

R. Scott Gahn	**Rebecca MacDonald**	**M. Dallas H. Ross**
H. Clark Hollands	**Patrick McCullough**	**William F. Weld**

Please refer to the section entitled "*Directors*" starting on page 14 of this Circular for biographies and more information on the nominees. Directors elected at the Meeting will serve until the end of Just Energy's next annual shareholders' meeting or until their resignation, if earlier.

✔ The Board recommends a vote **FOR** each of the seven director nominees.

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If one of the designated directors is your proxyholder and you have not given instructions on how to vote your Common Shares, he or she will vote "FOR" the election of each of the six nominees in this Circular. If a proposed nominee is unable to serve as a director or withdraws his or her name, the individuals named in your form of proxy or voting instruction form reserve the right to nominate and vote for another individual in their discretion. Management has no reason to believe that any of the nominees for election as directors will be unable to serve if elected to office and management is not aware of any amendment or other business likely to be brought before the meeting.

The nominee directors are being elected on an individual, as opposed to a slate, basis. The board of Just Energy has adopted a policy which requires that any nominee for election as a director who receives a greater number of votes "withheld" than votes "for" his or her election as a director shall submit his or her resignation to the nominating and governance committee for consideration promptly following the meeting. The nominating and governance committee shall consider the resignation and shall recommend to the Board whether to accept it. The Board will consider the recommendation and determine whether to accept it within 90 days of the Meeting and a news release will be issued by Just Energy announcing the board's determination. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted.

Appointing the Auditor

✔ The Board recommends a vote **FOR** the re-appointment of Ernst & Young LLP as Just Energy's auditor.

The Board, on the recommendation of the Audit Committee, proposes that Ernst & Young LLP ("EY") be re-appointed as auditors of Just Energy until the end of the next annual shareholders' meeting and that the Board be authorized to set the auditors' remuneration. EY has served as Just Energy's auditors since 2010. EY Canada is a member firm of Ernst & Young Global, which employs 190,000 people in more than 700 offices in 150 countries. EY Canada is headquartered in Toronto, Ontario and has offices in 17 locations across Canada. The U.S. firm is headquartered in New York City and has offices in more than 80 locations across the U.S. EY provides a full range of assurance, tax, advisory and transaction services to clients across a range of industries, including many energy companies. In order to be effective, the resolution re-appointing EY as auditors and authorizing the directors to fix their remuneration must receive the affirmative vote of a majority of the votes cast by Shareholders in person or by proxy.

If one of the designated directors is your proxyholder and you have not given instructions on how to vote your Common Shares, he or she will vote "FOR" the appointment of EY as Just Energy's auditors.

What were EY's Fees for F2019 and F2018?

	F2019	**F2018**
Audit and Audit Related Fees[1]	$ 2,192,900	$ 2,013,670
Tax Fees[2]	$ 257,700	$ 444,857
Other Fees	NIL	NIL
Total[3]	**$2,450,600**	**$2,458,527**

Notes:

(1) Audit Fees include fees for services rendered by EY in relation to the audit and review of Just Energy's financial statements and in connection with the Company's statutory, regulatory filings, certain stand-alone subsidiary audits required for regulatory filings, prospectus related services and implementation of new accounting standards.

(2) The majority of the tax fees are related to tax compliance.

(3) The Audit Committee of Just Energy has considered whether the magnitude and nature of these services is compatible with maintaining the independence of the external auditors and is satisfied that they are. All services provided by EY were pre-approved by the Audit Committee.

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Say on Pay Advisory Vote The Board has adopted a non - binding advisory vote relating to executive compensation to solicit feedback on our approach to executive compensation . Shareholders have the opportunity to vote ‘‘For’’ or ‘‘Against’’ the Company’s approach to executive compensation through the following advisory resolution : ‘‘RESOLVED that, on an advisory basis and not to diminish the role or responsibilities of the board of directors, the shareholders accept the approach to executive compensation disclosed in the Information Circular and delivered in connection with the 2019 Annual General Meeting of Shareholders of the Corporation . ’’ v The Board recommends a vote FOR approval of the advisory vote on executive compensation. As this is an advisory vote, the results will not be binding on the Board . However, Just Energy’s Say on Pay Policy provides that if a significant proportion of the common shares represented in person or by proxy at the meeting are voted against the advisory resolution, the lead director of the board will oversee a process to seek to better understand opposing shareholders’ specific concerns . The compensation committee will consider the results of this process and, as it considers appropriate, will review the approach to executive compensation in the context of shareholders’ specific concerns and may take recommendations to the board for implementation by the compensation committee . At Just Energy’s June 26 , 2018 annual meeting 92 . 9 % of the votes cast by shareholders approved, in an advisory, non - binding capacity, Just Energy’s approach to executive compensation . If one of the designated directors is your proxyholder and you have not given instructions on how to vote your Common Shares, he or she will vote ‘‘FOR’’ the approval of the advisory vote on executive compensation . Director’s Compensation Plan (‘‘DSG Plan’’) The Board proposes resolutions to (a) increase the number of common shares available for issue to directors under the DSG Plan by 200 , 000 , from 400 , 000 to 600 , 000 , and to make application to the TSX and the NYSE to list such additional common shares, (b) ratify the 37 , 123 DSGs previously granted subject to shareholder approval (as described herein), and (c) make certain administrative and procedural amendments to the DSG Plan . The resolutions must be approved by at least a majority of the common shares voted by shareholders represented in person or by proxy at the meeting, excluding votes attaching to common shares held by any insider that can participate in the DSG Plan . The DSG Plan is described on page 38 of this Circular . Each non - management director is required to take a minimum of 15 % of their annual base retainer in DSGs or common shares and may elect to take all or a portion of the balance of their remaining annual fees in DSGs and/or common shares, in each case pursuant to the DSG Plan . The issue of fully paid DSGs or common shares as part of the retainer required to be taken by outside directors in lieu of cash aligns the interests of the outside directors with those of shareholders, provides effective incentives for the non management directors to promote the business and success of Just Energy by encouraging, indirectly, the ownership of common shares and assists the outside directors in meeting their minimum ownership requirements . As of December 31 , 2018 , the common shares reserved under the DSG Plan were exhausted . Accordingly, the Company has been issuing DSGs to the non - management directors subject to shareholder approval . The Company is seeking such shareholder approval at the meeting . 7

Proposed Amendments to the DSG Plan Just Energy is seeking to amend the DSG Plan to (a) increase the number of common shares available for issue to directors under the DSG Plan by 200 , 000 , from 400 , 000 to 600 , 000 , and to make application to the TSX and the NYSE to list such additional common shares, (b) ratify the 37 , 123 DSGs previously granted subject to shareholder approval, and (c) make certain administrative and procedural amendments to the DSG Plan, all as further set out in Schedule D . At the meeting, holders of common shares will be asked to consider and, if deemed advisable, pass the ordinary resolution set forth below approving the amendments to the DSG Plan as described herein (the ‘‘ DSG Plan Resolutions ’’) . The resolutions must be approved by at least a majority of the common shares voted by shareholders represented in person or by proxy at the meeting, excluding votes attaching to common shares held by any insiders that can participate in the DSG Plan . If the DSG Resolutions are not approved at the meeting, then all of the directors’ fees will be paid in cash and the 37 , 123 DSGs issued to Directors subject to shareholder approval will be cancelled with the equivalent fees paid in cash . For the year ended March 31 , 2019 a total of $ 240 , 391 of directors’ fees were paid in the form of 53 , 251 DSGs . ‘‘WHEREAS the directors’ compensation plan (the ‘‘DSG Plan’’) encourages the ownership of deferred share grants (‘‘DSGs’’) and/or common shares of the Company by non - management directors and thereby incentivizes such directors to promote the business and success of the Company ; AND WHEREAS the pool of common shares available for issue under the DSG Plan has been exhausted, and shareholder approval is required to replenish the pool ; AND WHEREAS because the available pool has been exhausted, 37 , 123 DSGs have been granted to non - management directors subject to shareholder ratification of such grant ; AND WHEREAS it is appropriate to amend the DSG Plan to provide for limits on grants to insiders, to permit certain specified and customary types of amendments to be made to the DSG Plan by the board of directors without requiring ratification by the shareholders, and to make other administrative amendments to the DSG Plan ; THEREFORE, be it hereby resolved that: 1. The DSG Plan be amended to increase the number of common shares available for issue to directors under the DSG Plan by 200 , 000 , from 400 , 000 to 600 , 000 , and to make application to the TSX and the NYSE to list such additional common shares ; 2. The 37 , 123 DSGs previously granted subject to shareholder ratification, are hereby ratified, confirmed and approved ; 3. The amendments to the DSG Plan as set out in Schedule D to the Management Information Circular for the shareholder meeting of Just Energy Group Inc . to be held on June 26 , 2019 are hereby ratified, confirmed and approved ; and 4. Any director or officer of Just Energy is hereby authorized and directed to execute and deliver all such other agreements as in his or her opinion may be necessary or desirable in connection with the foregoing including an application to the TSX and the NYSE to list an additional 200 , 000 common shares on the TSX and the NYSE . ’’ v The Board recommends a vote FOR the approval of the DSG Plan Resolutions. 8

9 If one of the designated directors is your proxyholder and you have not given instructions on how to vote your Common Shares, he or she will vote ‘‘FOR’’ the approval of the DSG Plan Resolutions . Other Business Following the conclusion of the formal business to be conducted at the Meeting, we will present a report on Just Energy’s Fiscal 2019 financial results and outlook, as well as invite questions and comments from Shareholders . CORPORATE GOVERNANCE PRACTICES Just Energy is committed to maintaining high standards of corporate governance and continually assesses its governance practices against evolving policies, practices and legal requirements . Schedule A of this Circular contains a detailed description of our corporate governance practices in accordance with the rules and standards of the Canadian Securities Administrators, the Toronto Stock Exchange (‘‘TSX’’) and the New York Stock Exchange (‘‘NYSE’’) . The Board is responsible for the stewardship of the Company . Its role is to provide effective leadership and oversight of Just Energy . Just Energy has officers and employees responsible for the day - to - day management and conduct of the businesses of Just Energy and the implementation of the strategic plan and approved by the Board . Fundamentally, the Board seeks to ensure that the Company conducts its business with integrity and a view to creating sustainable and long - term value and profitable growth . Supported by its committees, the Board’s processes are designed to achieve an appropriate degree of independence from management ; to monitor the risk management framework of the Company, including the integrity of its approaches to hedging the supply of natural gas, electricity and green products ; to oversee succession planning ; and to consider, approve and monitor the Company’s strategic, operating, capital and financial plans . The duties and responsibilities of the Board are set out in a written mandate of the Board which can be found attached to this Circular as Schedule B and on the Company’s website at www . justenergygroup . com . To assist the Board with its fiduciary responsibilities, the Board is currently supported by the following five standing committees : • Audit Committee; • Risk Committee; • Compensation, Human Resources, Environmental and Health and Safety Committee; • Nominating and Corporate Governance Committee; and • Strategic Initiatives Committee. Independent Majority As indicated in the Circular and as required by applicable legislation and regulation, 4 of the 6 persons standing for election are independent . Accordingly, 67 % of Just Energy’s directors are currently independent as defined by applicable stock exchange and securities legislation . All directors currently serving as members of the compensation committee, the risk committee and the audit committee, are independent .

The following table illustrates the independence of the directors as at May 15, 2019, including the current composition of the committees of the Board:

Director	Independent Y/N	Audit Committee	Risk Committee	Compensation, Human Resources, Environmental and Health and Safety Committee	Nominating and Corporate Governance Committee	Strategic Initiatives Committee
John Brussa	Y		✓		✓	✓
R. Scott Gahn	Y	✓	Chair	✓		✓
H. Clark Hollands	Y	Chair			✓	✓
Rebecca MacDonald, Executive Chair	N					
Patrick McCullough	N					
Brett A. Perlman	Y		✓	✓		✓
M. Dallas H. Ross	Y	✓	✓	Chair	✓	Chair
William F. Weld, Lead Director	Y	✓		✓	Chair	✓

Board Rejuvenation and Diversity

The board of Just Energy approved a retirement policy for directors which, in effect, requires non-management directors to step down from the board on the earlier of: (a) 15 years of service from the date they were appointed or elected or starting from Just Energy's April 2001 initial public offering and (b) attaining age 75. Special circumstances may exist or arise when it is in Just Energy's best interests to waive the policy for up to maximum of three years based on a director's contribution and expertise subject to solid annual performance assessments and shareholder approval. On May 18, 2016 the nominating and governance committee determined that an exception should be made for Mr. Brussa for three years, due to his extensive contribution and expertise. Mr. Brussa is retiring from the Board as of June 26, 2019.

In addition, the board has adopted a policy to encourage greater board diversity and renewal. We consider diversity of gender, ethnicity, age, business experience, functional expertise, personal skills, stakeholder perspectives and geography as factors to consider in identifying new directors. To implement the board's objective, Mr. Ross was appointed to the Board in June 2016, Mr. Brussa is not standing for re-election and Mr. Perlman retired on May 16, 2019.

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Skills Matrix

The following table identifies the areas where nominee directors have assessed themselves as expert or as having strong working knowledge. The Nominating and Governance Committee has reviewed the skills matrix and is satisfied that the Board has the appropriate combination of experience, skills and expertise to perform its duties and responsibilities.

Director	Business Structuring and M&A	Energy	Risk Management	Compensation	Finance	Governance	Technology	Public Policy	Sales and Marketing	Strategic Planning
R. Scott Gahn	✓	✓	✓	✓	✓		✓	✓	✓	✓
H. Clark Hollands	✓		✓		✓	✓		✓		✓
Rebecca MacDonald, Executive Chair	✓	✓	✓	✓	✓	✓		✓	✓	✓
Patrick McCullough	✓	✓	✓	✓	✓		✓		✓	✓
M. Dallas H. Ross	✓		✓	✓	✓	✓			✓	✓
William F. Weld, Lead Director	✓		✓	✓	✓	✓		✓		✓

Clawback Policy

The board's Clawback Policy entitled "Recoupment Upon Restatement or Misstatement of Financial Results" provides that if, in the opinion of the independent directors of the Board, Just Energy's financial results are restated due in whole or in part to intentional fraud or misconduct by one or more of Just Energy's executive officers the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence. Just Energy's independent directors may, based upon the facts and circumstances surrounding the restatement, direct that Just Energy recover all or a portion of any bonus or incentive compensation paid, or cancel all, or part of, the stock-based awards granted, to an executive officer. The remedies that may be sought by the independent directors are subject to a number of conditions, including, that: (i) the bonus or incentive compensation to be recouped was based on the achievement of objective financial or other similar criteria or factors as provided for in the executive officer's employment contract and was calculated based upon the financial results that were restated, (ii) the executive officer in question engaged in the intentional misconduct, (iii) the bonus or incentive compensation calculated or to be calculated under the restated financial results is less than the amount actually paid or awarded or to be paid or awarded, and (iv) no remedy, action or proceeding for the recovery of any amount from an executive officer that is provided for in the policy may be commenced after a period of three years from the date such executive's employment is terminated for whatever reason.

Directors to be Elected on an Individual Basis

As a corporate governance initiative, the nominee directors are being elected on an individual, as opposed to a slate, basis. The board of Just Energy has adopted a policy which requires that any nominee for director who receives a greater number of votes "withheld" than votes "for" his or her election as a director shall submit his or her resignation to the nominating and governance committee for consideration promptly following the meeting. The nominating and governance committee shall consider the resignation and shall recommend to the board of Just Energy whether to accept it. The board will consider the recommendation and determine whether to accept it within 90 days of the meeting and a news release will be issued by Just Energy announcing

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the board’s determination . A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted . Women on Boards To address National Instrument 58 - 101 entitled ‘‘Disclosure of Corporate Governance Practices’’, the board of Just Energy amended its policy on Board Diversity and Renewal to include as a guideline and target that at a minimum, one third of Just Energy’s directors should, within a reasonable period of time, be women . If all of the nominees are elected, 17 % of the Board members will be women . Board Overboarding Just Energy’s ‘‘Board Overboarding’’ is consistent with International Shareholders Services’ and Glass Lewis’ revised policies that came into force in 2017 . The revised guideline provides that as a principle of good corporate governance, (i) non - management directors of Just Energy should not serve on the boards of more than four publicly listed companies ; and (ii) management directors shall not serve on the board of more than two publicly listed companies . The nominating and governance committee, after a consideration of all the circumstances, may determine annually, prior to the election of directors, to waive the guideline for persons who in exceptional circumstances with unique experience and expertise, should not be constrained from serving on the board, provided that such a director maintains an attendance record of at least 80 % of all board and Committee meetings . The nominating and governance committee previously determined that the guidelines should be waived for John Brussa due to his expertise and extensive contribution . Mr . Brussa is not standing for re - election and will retire from the Board on June 26 , 2019 . Anti - Hedging Policy Under Just Energy’s Anti - Hedging policy, no Director, officer or senior employee of Just Energy may purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company . Such transactions, while allowing the holder to own the Company’s securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other stakeholders and, particularly in the case of equity securities, from the public shareholders of the Company . The objective of this Policy is therefore to prohibit those subject to it from directly or indirectly engaging in hedging against future declines in the market value of any securities of the Company through the purchase of financial instruments designed to offset such risk and thereby maintaining alignment with the other stakeholders of the Company . Director Orientation and Continuing Education The Board has approved, as a corporate governance initiative, a policy to formalize its approach to a comprehensive orientation plan for new directors and a policy to encourage directors to participate in continuing education . The intent of the policies is to ensure that : (i) new directors, whether appointed to fill a vacancy on the Board or to be elected at an annual meeting, be required to participate in a comprehensive orientation program to familiarize them with Just Energy’s business, board policies and committee structure, their fiduciary duties and responsibilities as directors and the contribution they are expected to make to the deliberations of the Board and Board committees, and (ii) a program is in place to ensure all directors will have access to education and information on an ongoing basis, both internal and external, pertaining to matters in (i) above and to board effectiveness, the best practices associated with successful boards, briefings on strategy, succession planning and risk, so as to enable them to carry out their duties and responsibilities as outlined in the Just Energy board mandate and the mandate for individual directors both of which are published on Just Energy’s website https : //investors . justenergy . com . 12

Share Ownership The board has a current policy that requires non - management directors to receive a minimum of 15 % of their annual base retainer in director deferred share grants (‘‘DSGs’’) or common shares and requires directors to own a minimum of two times the value of their annual base retainer of USD $ 125 , 000 (USD $ 250 , 000 ) in common shares and DSGs within five years of their appointment or election to the board . Fees are not paid to directors who are members of management . Messrs . Gahn, and Weld are not currently compliant and, due to a decline in the share price, with the Board’s consent, have agreed to be compliant prior to April 1 , 2020 . For a comprehensive review of Just Energy’s Corporate Governance practices pursuant to National Instrument 58 - 101 , see Schedule A of this Circular . 13

v The Board recommends a vote FOR each of the nominees listed below. The following pages set out information for each of the persons proposed to be nominated for election as a director, including biographical summaries, independence, share and DSG ownership held as at March 31 , 2019 . Additional information is provided regarding Board and Committee meeting attendance in Fiscal 2019 , voting results of the 2017 and 2018 Annual and Special General Meetings and other public company boards . There are no interlocking directorships . Mr . Gahn, formerly Executive Vice President and Chief Operating Officer of Just Energy until June 2011 , was appointed to the board on December 17 , 2013 . Mr . Gahn is currently Chairman of Modern System Concepts, Inc . , a Houston - based life - safety and security firm . Mr . Gahn has a long history in the deregulated energy industry having served on the Texas ERCOT board from 2005 to 2008 and having been involved in the sale of deregulated and regulated electricity and natural gas for 28 years . He was one of the founding shareholders and Chief Executive Officer of Just Energy Texas L . P . which was purchased by the Company in 2007 , and in that capacity was responsible for North American Wholesale energy supply operations and business developments . Voting Results Board and Committee Memberships Attendance R. SCOTT GAHN Year For Withheld Board of Directors 12/12 2018 94.2% 5.8% Audit 4/4 2017 92.4% 7.6% Risk (Chair) 4/4 Compensation, Human Resources Environmental and Health and Safety 4/4 Strategic Initiatives 6/6 Overall Attendance 30/30 Age 55 Houston, Texas, USA Director since: December 2013 Independent Other Public Board Directorships and Committees Areas of Expertise: • Business Structuring and None M&A Securities Held as at March 31, 2019 (1) Value as at March 31, 2019 (2) • Energy Common Shares 12,000 $54,360 DSGs 22,190 $100,520 Total: 34,190 $154,880 • Risk Management • Compensation • Finance • Technology • Public Policy • Sales and Marketing • Strategic Planning 14 DIRECTORS

H. CLARK HOLLANDS

Age 66
Vancouver, British Columbia, Canada
Director since: June 2015

Independent

Areas of Expertise:

- Business Structuring and M&A
- Risk Management
- Finance
- Governance
- Public Policy
- Strategic Planning

Mr. Hollands is a chartered accountant. He obtained his B. Comm from the University of British Columbia in 1975, his CA designation in 1977 and his FCA designation in 2008. He spent 25 years of his professional career as an international tax partner with KPMG LLP in Vancouver advising many significant Canadian based multi-national groups and large public companies on their international tax arrangements. Mr. Hollands left private practice in 2008 to devote most of his time to a variety of business and investment interests in which he is a partner and to devote more time to his family and several charitable foundations including The Jim Pattison Foundation. He also serves as a director and advisor to several other large Canadian based private foundations. Mr. Hollands' broad background and experience in finance, accounting, business and taxation will significantly contribute, on behalf of all shareholders, to the deliberations of the Just Energy board of directors and the committees on which he will serve.

Voting Results			Board and Committee Memberships	Attendance
Year	**For**	**Withheld**	Board of Directors	11/12
2018	98.8%	1.2%	Audit (Chair)	4/4
2017	94.2%	5.8%	Nominating and Corporate Governance	3/3
			Strategic Initiatives	6/6
			Overall Attendance	24/25

Other Public Board Directorships and Committees

Royalty North Partners Ltd. (Audit)
Westshore Terminals Limited (Audit)

Securities Held as at March 31, 2019[1]		Value as at March 31, 2019[2]
Common Shares	30,000	$135,900
DSGs	14,951	$67,728
Total:	**44,951**	**$203,628**



REBECCA MACDONALD

Age 65
Toronto, Ontario, Canada
Director since: April 2001

Not Independent

Areas of Expertise:

- Business Structuring and M&A
- Energy
- Risk Management
- Compensation
- Finance
- Governance
- Public Policy
- Sales and Marketing
- Strategic Planning

Ms. MacDonald was the principal founder of Just Energy and has been a director since 2001. She has been engaged in the deregulation of natural gas for over 30 years. Before forming Just Energy in 1997 she was the president of EMI, another successful energy marketing company. She became an officer of Just Energy in January 2000 and previously served as Chief Executive Officer. For the past ten years she has been Just Energy's Executive Chair. She is a past director of the Canadian Arthritis Foundation and is actively involved in a number of other charities. She founded the Rebecca MacDonald Centre for Arthritis Research at Toronto's Mount Sinai Hospital. Ms. MacDonald was named Canada's top woman CEO for 2003, 2004, 2005, 2006 and 2007 by Profit Magazine. Ms. MacDonald was also named Ontario Entrepreneur of the Year by Ernst & Young in 2003. On April 3, 2009 she received the International Horatio Alger Award – Canada. In 2012, she was elected to the board of Canadian Pacific Railways Limited.

Voting Results			Board and Committee Memberships	Attendance[3]
Year	**For**	**Withheld**	Board of Directors	10/11
2018	82.1%	17.9%		
2017	96.6%	3.4%		
			Overall Attendance	10/11

Other Public Board Directorships and Committees

Canadian Pacific Railway Company
(Governance and Compensation)

Securities Held as at March 31, 2019[1]		Value as at March 31, 2019[2]
Common Shares	6,314,734	$28,605,745
RSGs/PBGs	507,260	$2,297,888
Total:	**6,821,994**	**$30,903,633**

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PATRICK McCULLOUGH

Age 46
Houston, Texas, USA
Director since: April 2018

Not Independent

Areas of Expertise:
- Business Structuring and M&A
- Energy
- Risk Management
- Finance
- Technology
- Sales and Marketing
- Strategic Planning

Pat McCullough joined Just Energy in August 2014 as its Chief Financial Officer. Prior to this, Mr. McCullough was Chief Executive Officer at Amonix, a California-based designer and manufacturer of concentrated photovoltaic (CPV) solar power systems. He had served as CFO of Amonix since May 2010. Prior to that, he was CFO at IMI Severe Service from May 2007; Division CFO for Johns Manville (a Berkshire Hathaway Company) from April 2005; and held various roles with Ford Motor Company and its spin-off Visteon Corporation, culminating as Deputy General Manager and CFO of a joint venture in Shanghai, China. Mr. McCullough graduated from the University of Notre Dame with a Bachelor of Science in Engineering and an MBA in International Business.

Board and Committee Memberships	Attendance
Board of Directors	12/12
Overall Attendance	12/12

Other Public Board Directorships and Committees

None

Securities Held as at March 31, 2019[1]		Value as at March 31, 2019[2]
Common Shares	280,892	$1,272,441
RSGs/PBGs	104,669	$474,150
Total:	**385,561**	**$1,746,591**



M. DALLAS H. ROSS

Age 62
Vancouver, B.C.

Independent

Areas of Expertise:
- Business Structuring and M&A
- Risk Management
- Compensation
- Finance
- Governance
- Sales and Marketing
- Strategic Planning

Mr. Ross is a General Partner and Founder of Kinetic Capital Partners in Vancouver, BC whose equity capital and strategic attention is focused on controlling positions in several private companies in the United States with substantial value creation underway. Mr. Ross is Chair or Senior Director of those private companies. Mr. Ross currently also serves on public company boards: he is Chair of Rogers Sugar; Director of Westshore Terminals; and a Director of Canfor Corporation. Previously he was a Director of Catalyst Paper and was brought in to assist with its financial restructuring as Chair of its Strategic Alternatives Committee; and previously was a Director of Futureshop.com. Mr. Ross was on the Board, and was the Chair of the Campus Task Force and was on the Executive Committee of Crofton House School during its substantial campus rebuild. Prior to Kinetic Capital Partners, Mr. Ross was Managing Director Investment Banking in Vancouver and Managing Director Mergers and Acquisitions in Toronto with ScotiaMcLeod. Before that Mr. Ross had qualified as a Chartered Accountant.

Voting Results		
Year	**For**	**Withheld**
2018	93.8%	6.2%
2017	99.5%	0.5%

Board and Committee Memberships	Attendance
Board of Directors	12/12
Audit	4/4
Risk	4/4
Compensation, Human Resources Environmental and Health and Safety (Chair)	4/4
Nominating and Corporate Governance	3/3
Strategic Initiative (Chair)	6/6
Overall Attendance	33/33

Other Public Board Directorships and Committees

Rogers Sugar Ltd. (Chair of the Board; Chair of Strategic Initiatives Committee; Chair of HR Committee)
Canfor Corporation (Director)
Westshore Terminals Investment Corporation (Director; Chief Financial Officer)

Securities Held as at March 31, 2019[1]		Value as at March 31, 2019[2]
Common Shares	100,000	$453,000
RSGs/PBGs	13,774	$62,396
Total:	**113,774**	**$751,310**

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Mr. Weld currently practices with the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., in Boston and New York where he specializes in government strategies, corporate governance and compliance and international business best practices. He also served as Senior Advisor to the Chair of Ivanhoe Capital Corporation, a private holding company headquartered in British Columbia. Mr. Weld has a very distinguished career in government and business. During the 1990's, Mr. Weld served two terms as Governor of Massachusetts, being elected in 1990 and re-elected in 1994. He served as national co-chair of the Privatization Council and led business and trade missions to many counties in Asia, Europe, Latin America and Africa. He has served as a director of other public companies and is an active member of the United States Council on Foreign Relations. Prior to his election as Governor, Mr. Weld was a federal prosecutor for seven years, serving as the Assistant U.S. Attorney General in charge of the Criminal Division of the Justice Department in Washington, D.C. and the U.S. Attorney for Massachusetts during the Reagan administration. He was also a commercial litigator in Boston and Washington. Mr. Weld is currently running for President of the United States.

WILLIAM F. WELD

Age 73
Cambridge, Massachusetts, USA
Director since: April 2012

Independent

Areas of Expertise:

- Business Structuring and M&A
- Risk Management
- Compensation
- Finance
- Governance
- Public Policy
- Strategic Planning

Voting Results			**Board and Committee Memberships**	**Attendance**
Year	**For**	**Withheld**	Board of Directors	9/12
2018	92.4%	7.6%	Nominating and Corporate Governance (Chair)	3/3
2017	92.3%	7.7%	Compensation, Human Resources Environmental and Health and Safety	4/4
			Strategic Initiatives	6/6
			Audit	3/4
			Overall Attendance	25/29

Other Public Board Directorships and Committees

Straight Path Communications Inc. (Governance, Audit, Compensation)

Securities Held as at March 31, 2018[1]		**Value as at March 31, 2019[2]**
Common Shares	NIL	NIL
DSGs	49,470	$224,099
Total:	**49,470**	**$224,099**

Notes:

[1] Pursuant to the Directors Compensation Plan, Mr. Hollands has until June 2020 to meet the ownership requirements. Mr. Gahn and Mr. Weld have been granted until April 1, 2020 by the Board to meet the ownership requirements. Mr. McCullough, Ms. MacDonald and Mr. Ross all meet the ownership requirements for Directors.

[2] Based on the closing price of $4.53 as of March 29, 2019 of the Common Shares listed on the TSX.

[3] Ms. MacDonald was absent from the April 3, 2019 board meeting due to a family emergency and was not required to attend the January 4, 2019 board meeting.

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Meeting Attendance

We expect directors to make every reasonable effort to attend all meetings of the Board and Committees of which they are members and the annual meeting of Shareholders. Directors may participate by teleconference if they cannot attend in person. The table below summarizes the number of Board and Committee meetings attended by each director during fiscal 2018. The directors' attendance records are also included in the director profiles under "*Directors*" beginning on page 14. The independent directors also meet separately, *in camera*, without management present at the end of each board and committee meeting and at the annual strategy session. All Board members are encouraged to attend all committee meetings, even if they are not members of the respective Committee.

Director	Board	Audit	Risk	Compensation, Human Resources, Environmental Health and Safety	Nominating and Corporate Governance	Strategic Initiatives	Total Board and Committee Meetings
John Brussa	12/12 100%	–	4/4 100%	–	3/3 100%	6/6 100%	25/25 100%
R. Scott Gahn	12/12 100%	4/4 100%	4/4 100%	4/4 100%	–	6/6 100%	30/30 100%
H. Clark Hollands	11/12 100%	4/4 100%	–	–	3/3 100%	6/6 100%	24/25 100%
Rebecca MacDonald[2]	10/11 92%	–	–	–	–	–	10/11 92%
Patrick McCullough	12/12 100%	–	–	–	–	–	12/12 100%
Brett Perlman	12/12 100%	–	4/4 100%	4/4 100%	–	6/6 100%	26/26 100%
M. Dallas H. Ross	12/12 100%	4/4 100%	4/4 100%	4/4 100%	3/3 100%	6/6 100%	33/33 100%
William F. Weld	9/12 75%	3/4 75%	–	3/4 75%	3/3 100%	5/6 83%	25/29 79%
James Lewis[1]	6/6 100%	–	–	–	–	–	6/6 100%
Deborah Merril[1]	6/6 100%	–	–	–	–	–	6/6 100%
Total:							**96%**

Notes:

(1) James Lewis and Deborah Merril ceased being directors on June 26, 2018.

(2) Ms. MacDonald was absent from the April 3, 2019 board meeting due to a family emergency and was not required to attend the January 4, 2019 board meeting.

18 | just energy

19 DIRECTOR COMPENSATION Our approach to compensation for non - management directors is intended to achieve the following goals: • Attract and retain highly qualified individuals with the capability to meet the responsibilities of Board members, which recognizes the increasing responsibilities, time commitments and accountability of Board members ; • Ensure the long - term interests of directors and shareholders are aligned; and • Appropriately reflect the risks and complexity of our business. Director Compensation Structure The Compensation Committee periodically reviews director compensation to ensure that it is reasonable in the context of the time required from directors to achieve the objectives noted above. Annual Retainer Non - management directors receive an annual retainer of USD $ 125 , 000 in four installments following the end of each quarter of service as a Board member . At least 15 % of their annual retainer must be in the form of DSGs . There are no additional meeting fees for our directors . Additional Retainers for Certain Directors Certain directors receive additional retainers that are paid quarterly in cash: • Lead Director: The Lead Director receives an additional USD $25,000 annually due to the broad responsibilities of this position. • Audit Committee Chair: The Audit Committee Chair receives an additional USD $25,000 due to the workload and broad responsibilities of the committee. • Strategic Committee: The Strategic Committee Chair receives an additional USD $25,000 and each member of the Committee receives an additional USD $10,000 due to the workload. • Other Committee Chairs: Other Committee Chairs receive an additional USD $5,000 annually due to the workload and responsibilities of these committees. Deferred Share Grants (DSGs) Each DSG is exchangeable for one common share and is fully vested upon grant . However, DSGs may not be exchanged for common shares until the earlier of : (i) three years from the grant date, (ii) the day such director ceases to be a director of Just Energy or (iii) a change of control, providing that no common shares may be issued in exchange for DSGs after the expiry of 15 years from the Grant Date . For more information on DSGs, please refer ‘‘ Directors Compensation Plan ’’ on page 38 of this Circular . No Other Compensation Non - executive directors do not receive any cash incentive compensation or pension benefits . Directors who are officers of the Company, namely Ms . MacDonald and Mr . McCullough, do not receive any compensation for their services as directors . Equity Ownership Requirement Each non - management director is required to own a number of Shares and/or DSGs such that the value thereof at the commencement of each financial year of the Corporation shall equal at least two times the value of the Base Retainer received by such Director for the financial year of the Corporation . New Directors have five years from the date of their appointment or election to become compliant with the equity holding requirement .

Name of Director Retainer (1) Option - Based A w a r d s (3) $ All Other C ompensatio n (4) $ Total (5) $ Cash R e tainer Earned $ C ommit t ee Chair Retainer $ Sha r e - Based Awards (2) $ John Brussa (6) 128,738 NIL 38,773 NIL NIL 167,511 R. Scott Gahn 153,450 6,600 24,753 NIL NIL 184,804 H. Clark Hollands 140,742 31,021 26,769 NIL NIL 198,532 Brett Perlman (6) 153,456 NIL 24,748 NIL NIL 178,203 M. Dallas H. Ross 120,980 24,817 46,531 NIL NIL 192,328 William F. Weld 116,668 22,294 78,843 NIL NIL 217,804 James Lewis (7) 41,250 NIL NIL NIL NIL 41,250 Deborah Merril (7) 41,250 NIL NIL NIL NIL 41,250 Notes: (1) (2) (3) (4) (5) (6) (7) Amount reflects the cash portion of Base Retainer earned by each director . Commencing July 1 , 2018 , the annual base retainer for each outside director is USD $ 125 , 000 . Prior to July 1 , 2018 , the directors resident in Canada were paid in Canadian dollars . In addition, each of the chairs of the audit and strategic initiatives committee receives an additional annual fee of USD $ 25 , 000 for serving as chair . The chair of each of the other committees, receives an additional annual fee of USD $ 5 , 000 . All members of the strategic initiatives committee (other than the chair) receive an additional annual fee of USD $ 10 , 000 . The lead director receives an additional annual fee of USD $ 25 , 000 to reflect his role as lead director . All fees are payable quarterly in arrears . Non - management directors are required to receive a minimum of 15 % of their annual base retainer in DSGs and may elect to take all or a portion of the balance of their base retainer and chair (including lead director) fees in DSGs pursuant to the Just Energy DSG Plan described in detail on page 38 of this circular . At March 31 , 2019 , the non - management directors owned a total of 183 , 851 DSGs (of which 37 , 123 are subject to approval by shareholders) and 275 , 750 common shares . The price used to determine the number of DSGs granted to directors pursuant to the Just Energy DSG Plan was : USD $ 3 . 66 , for the quarter ended June 30 , 2018 ; USD $ 3 . 07 , for the quarter ended September 30 , 2018 ; USD $ 3 . 38 , for the quarter ended December 31 , 2018 and USD $ 3 . 45 for the quarter ended March 31 , 2019 , based on the weighted average trading price of common shares on the NYSE for the 10 trading days preceding each quarter end of Just Energy . On February 6 , 2009 , the board of directors adopted as a policy of Just Energy that no further options be granted to directors . All outstanding options previously granted to directors have expired . See ‘‘ Share Option Plan ’’ on page 36 of this circular . There are no non - equity incentive plans, pension plans or other similar arrangements for non - management directors . Just Energy has issued indemnities to each of its directors and officers as permitted under applicable corporate legislation and has purchased a directors’ and officers’ liability insurance policy for the directors and officers of all direct and indirect subsidiaries . The annual insurance coverage under the policy is limited to US $ 70 million (per claim and in the aggregate each policy year) at an annual premium of US $ 629 , 514 inclusive of tax for the year ending March 31 , 2019 . Just Energy does not maintain any programs pursuant to which it makes donations to charitable institutions in a director’s name . Mr . Brussa is not standing for re - election . Mr . Perlman retired on May 16 , 2019 . Mr . Lewis and Ms . Merril became non - management directors on April 1 , 2018 and ceased being directors on June 26 , 2018 . 20 Director Compensation Table The following table indicates the compensation paid by Just Energy to its outside directors for the fiscal year ended March 31 , 2019 . The four management directors during fiscal 2019 , Rebecca MacDonald, Patrick McCullough, Deborah Merril and James Lewis, did not receive any fees or benefits for serving as directors . All cash amounts were paid in U . S . dollars and for purposes of the Table and notes below, unless otherwise indicated, have been converted to Canadian dollars at an exchange rate of 1 . 32 .

Options and Common Share-Based Awards – Non-Management Directors

No directors had outstanding options as at March 31, 2019. The following table provides information with respect to all unvested share-based awards and all option awards held by the non-executive directors of Just Energy at March 31, 2019.

	Option-Based Awards				Share-Based Awards	
Name of Director	Number of Common Shares underlying unexercised options	Option exercise price per Share $	Option expiration date	Value of unexercised in-the-money options $	Number of DSGs that have not vested[1] #	Market or pay out value of DSGs that have not vested[2] $
John Brussa[3]	NIL	N/A	N/A	N/A	31,446	142,450
R. Scott Gahn	NIL	N/A	N/A	N/A	16,054	72,725
H. Clark Hollands	NIL	N/A	N/A	N/A	13,268	60,104
Brett Perlman[3]	NIL	N/A	N/A	N/A	16,431	74,432
M. Dallas H. Ross	NIL	N/A	N/A	N/A	13,774	62,396
William F. Weld	NIL	N/A	N/A	N/A	39,061	176,946
James Lewis[4]	NIL	N/A	N/A	N/A	N/A	N/A
Deborah Merril[4]	NIL	N/A	N/A	N/A	N/A	N/A

Notes:

(1) Non-management directors are required to receive a minimum of 15% percent of their annual base retainer in DSGs and/or common shares and may elect to take all or a portion of the balance of their base retainer and chair (including lead director) fees in DSGs and/or common shares, in each case, pursuant to the Just Energy DSG Plan described in detail on page 38 of this circular. DSGs may not be exchanged for common shares and common shares may not be issued and released to directors until the earlier of: (i) three years from the Grant Date, (ii) the day such director ceases to be a director of Just Energy or (iii) a change of control, providing that no common shares may be issued in exchange for DSGs after the expiry of 15 years from the Grant Date.

(2) Market value was determined based upon the closing price of the common shares on the TSX on March 29, 2019 of $4.53.

(3) Mr. Brussa is not standing for re-election. Mr. Perlman retired on May 16, 2019. All of their DSGs will vest on June 26, 2019, and May 16, 2019, respectively.

(4) Mr. Lewis and Ms. Merril ceased being directors on June 27, 2018.

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Name of Director Option - Based Awards – value vested during the year $ DSG and Common Share - Based Awards – value vested during the year (1) $ Non - equity incentive plan compensation – value earned during the year $ John Brussa (2) NIL 20,435 NIL R. Scott Gahn NIL 13,767 NIL H. Clark Hollands NIL 7,624 NIL Brett Perlman (2) NIL 14,120 NIL M. Dallas H. Ross NIL NIL NIL William F. Weld NIL 14,949 NIL James Lewis (3) NIL N/A NIL Deborah Merril (3) NIL N/A NIL Notes: • Rebecca MacDonald • Patrick McCullough • James (Jim) Brown • James Pickren • Morgan Smith Executive Chair President and Chief Executive Officer Chief Financial Officer Chief Operating Officer Chief Sales Officer 22 Director Incentive Plan Awards – Value Vested or Earned During the Year The following table provides information with respect to all incentive plan awards for the non - executive directors for the year ended March 31, 2019. COMPENSATION DISCUSSION AND ANALYSIS The following is a discussion of the compensation arrangements for the Chief Executive Officer, the Chief Financial Officer and the three other most highly - compensated executive officers of the Company and its businesses acting in such capacity as at the end of the most recently completed financial year (each a ‘‘ Named Executive Officer ’’ or ‘‘ NEO ’’) . For the period ended March 31 , 2019 , the Company had the following five NEOs : (1) Based upon the closing price of common shares on the TSX on March 29, 2019 of $4.53. (2) Mr. Brussa is not standing for re - election. Mr. Perlman retired effective May 16, 2019. (3) Mr. Lewis and Ms. Merril ceased being directors on June 27, 2018.

23 Compensation Principles and Philosophy Just Energy is committed to transparency in communicating with investors, customers, regulators and the public . This commitment extends to the decisions we make about compensation . Shareholders are entitled to a clear understanding of executive compensation and the considerations that drive our decision - making process each year . Our compensation philosophy is designed to support the creation of long - term value for our shareholders . The core principles of Just Energy’s approach to compensation can be summarized as follows : • Provide market competitive compensation designed to attract, motivate and retain highly qualified and top - performing executives. • Reinforce shareholder alignment by including a significant portion of variable (at risk) and equity based compensation and requiring certain executives to meet significant share - ownership guidelines. The Compensation Committee The compensation, human resources, environmental, health and safety committee (the ‘‘Compensation Committee’’) has, with the Board of Just Energy, responsibility for executive compensation . The Compensation Committee consists of four independent directors : Messrs . Ross (Chair), Gahn, Perlman (until May 16 , 2019 ) and Weld . The duties and responsibilities of the Compensation Committee are described in the Compensation Committee mandate included at Schedule C, which includes the authority to retain compensation consultants . Each NEO’s performance and related salary level, annual short - term discretionary performance bonuses, long - term targeted incentive bonuses, the use of RSGs/PBGs and minimum common share ownership requirements, are reviewed annually by the Compensation Committee in conjunction with the Executive Chair and the President and CEO of Just Energy . All NEO compensation packages are subject to the approval of the Compensation Committee and the board . While compensation consultants were retained in each of the years 2017 , 2018 and 2019 , the compensation decisions with respect to the NEOs are the exclusive responsibility of the Compensation Committee and the Board . Our Approach to Executive Compensation Just Energy’s compensation package for senior employees of the Company, including the NEOs, consists of a base salary and benefits, annual short - term bonus and long - term incentive programs . The Company provides a significant proportion of variable (‘‘at risk’’) compensation through its short - term and long - term incentive programs, including a significant portion of compensation being in the form of RSGs, PBGs and LTR - RSGs designed to attract and retain key executives, align compensation with the Company’s risk profile and focus senior executives attention on creating long - term, sustainable value for Shareholders .

Compensation Elements The following table summarizes the elements of Just Energy’s executive compensation: Compensation Elements (1) Components Form Performance/ Vesting Period Objectives Base Salary Fixed Cash 1 year • Attraction and retention • Provide fixed level of income Short - Term Performance Bonus Variable Cash Bonus or immediately vesting RSGs/PBGs 1 year • Reward contribution to overall Company performance in the past year • Motivate to meet annual corporate and individual goals • Attraction and retention Long - Term Incentive Bonus Variable RSGs/PBGs 3 years • Management and Shareholder Alignment • Motivate to create longer - term Company value • Attraction and retention. Long - Term Retention Bonus (2) Variable LTR - RSGs 3 years • Management and Shareholder Alignment • Motivate to create longer - term shareholder value • Attraction and retention Benefits Other Health, dental, life insurance, profit sharing, etc . Ongoing • Provide market competitive benefits • Attraction and retention No t e s: (1) While options are available to the compensation committee to provide a longer - term incentive for executives to enhance shareholder value, options have not been used as a component of NEO compensation in the past nine years and, in the view of the compensation committee, options are not likely to be used for the foreseeable future as a component of NEO compensation . (2) See discussion on page 30 of this Circular. 24

NEO and Shareholder Alignment Just Energy is committed to the alignment of senior management and shareholder interests . As detailed in the chart below, as at March 31 , 2019 , the Company’s NEOs held an aggregate total of 7 , 653 , 611 common shares, RSGs and PBGs of the Company, representing 5 . 1 % of the issued and outstanding common shares of Just Energy . Name & Position Common Shares Held Market Value of Common Shares (1) R S Gs/PBGs Held Market Value of RSGs/ PBGs (1) Total Value (1)(2) Rebecca MacDonald Executive Chair 6,314,734 $28,605,745 507,260 $2,297,887 $30,903,632 Patrick McCullough President and CEO 280,892 $ 1,272,440 104,669 $ 474,150 $ 1,746,590 James (Jim) Brown Chief Financial Officer 52,518 $ 237,906 55,343 $ 250,703 $ 488,609 James Pickren Chief Operating Officer 86,519 $ 391,931 79,925 $ 362,060 $ 753,991 Morgan Smith (3) Chief Sales Officer 62,673 $ 283,908 109,078 $ 494,123 $ 778,031 No t e s: (1) Based on the closing price of $4.53 as of March 29, 2019 of the Common Shares on the TSX. (2) Under their employment agreements, each of Mr . McCullough, Mr . Brown, Mr . Pickren and Mr . Smith is required to own, after a specified date in their respective employment agreements (the ‘‘Specified Date’’), a number of shares of Just Energy (including RSGs/PBGs, whether or not vested) equal to a multiple of each such NEO’s base salary for the most recently completed fiscal year preceding the Specified Date . In the event of a sudden and significant decrease in the value of the common shares of Just Energy after any such Specified Date, the Compensation Committee will give the NEO a reasonable period of time to comply with the requirement having regard to all circumstances . Messrs . McCullough and Brown are each required to own by April 1 , 2021 common shares and RSGs having a value equal to five times their respective base salaries . Messrs . Pickren and Smith are each required to own by April 1 , 2021 common shares and RSGs having a value equal to two times their respective base salaries . While Ms . MacDonald does not have an ownership requirement, as at March 31 , 2019 she held common shares, RSGs and PBGs equaling approximately 4 . 6 % of the issued and outstanding common shares of the Company . Messrs . Kasiviswanathan and Smith do not have an ownership requirement . Compensation and Risk The Board and its Compensation Committee consider the implications of the risks associated with its compensation policies and practices . The components of compensation for the NEOs and other senior level employees are structured so as not to encourage or create risks that are reasonably likely to have a material adverse impact on Just Energy’s business . To this end : (i) the targeted performance bonuses for the NEOs which are payable principally in RSGs/PBGs generally vest over one to three years ; (ii) the CEO and CFO have common share ownership requirements, (iii) trading restrictions constrain the ability of most executives to dispose of their common shares during extensive ‘‘black - out’’ periods of time during each year, (iv) LTR - RSGs are designed to align the interests of management with those of shareholders and are not such so as to encourage any NEO to take excessive or inappropriate risks, (v) short - term incentive bonuses, while based on formulaic criteria are capped as a percentage of each NEOs base salary, and (vi) long - term bonuses for the NEOs are also capped . Executive management controls margins on energy contracts which form the basis for compensation for some NEOs . In addition executive management exercises control over expansion plans with respect to the businesses carried on by Just Energy . The above constraints, requirements and limitations are monitored by the Board’s risk and governance committees . 25

26 Neither the NEOs nor directors purchase financial instruments such as equity swaps, collars or units of exchange funds designed to hedge or offset a decrease in the market value of securities of Just Energy granted as compensation or held directly or indirectly by the NEO or director . Compensation Consultants and Executive Compensation In March 2016 , the Compensation Committee retained Meridian Compensation Partners (‘‘ Meridian ’’) as its independent executive compensation consultant . Meridian had no relationship with Just Energy or its Board prior to March 2016 , and does not provide any services to Just Energy other than advisory services to the Compensation Committee . The services provided by Meridian to the Committee since 2016 include : (i) providing advice on Just Energy’s executive pay philosophy ; (ii) providing advice on Just Energy’s compensation peer group ; (iii) providing incentive plan advice for both short - term and long - term incentive programs ; (iv) reviewing CEO and senior management compensation structures against market ; and (v) reviewing and making recommendations with respect to executive employment agreements . Just Energy paid a total of $ 27 , 808 (excluding taxes and expenses) to Meridian in Fiscal 2019 . The decisions made by the compensation committee and board of Just Energy on executive compensation are the sole responsibility of the Compensation Committee and the Board and may reflect factors and considerations other than the information and recommendations provided by Meridian . Elements of Compensation Base Salary : The base salary of each executive is intended to remunerate each NEO for discharging job responsibilities as set forth in their respective employment contracts and reflects, in the case of the Executive Chair, the President and Chief Executive Officer and the Chief Financial Officer, their performance over time . Each of the NEOs has a detailed job description setting out the individual’s duties and responsibilities . Salary levels and adjustments take into account performance contributions in connection with their specific duties and responsibilities as outlined in their respective employment contracts and position descriptions and the general performance of the business . Base salaries for all NEOs are reviewable annually and recognize the NEO’s experience, responsibility, contribution and performance goals and are based on the compensation committee’s assessment of market value . Base salaries also take into account the other components of an NEO’s total compensation package . Short - Term Performance Bonus : The annual short - term performance bonus (‘‘STPB’’) rewards executives (including NEOs) and other employees for their contribution to the overall performance of Just Energy and, in the case of business unit leaders, to the performance of their respective business unit . The principal performance measure is Base EBITDA and if objectives are met, payout levels range from 0 % to 133 . 3 % of base salary, depending on the employee's position. The Executive Chair, CEO and CFO's STPB is based on the Base EBITDA targets for the year ending March 31, 2019 as described in the table below.

Base EBITDA[1][4] Performance Target Levels	Bonus Eligibility as % of Base Salary[2]	Bonus Eligibility ($)[3]		
		Rebecca MacDonald ($)	Patrick McCullough ($)	James (Jim) Brown ($)
< 80%	NIL	NIL	NIL	NIL
at 80%	20%	146,250	150,000	85,000
at 100%	100%	731,250	750,000	500,000
At 120% and above	133.3%	974,756	1,000,000	566,667

Notes:

(1) Base EBITDA – performance target levels are for each Year End of March 31 as derived from the annual budget established by management of Just Energy as approved by the Board for Just Energy's business. Prior to the end of each fiscal year of Just Energy, management will advise Just Energy of the Base EBITDA performance target levels as derived from the annual budget approved by the Audit Committee and Board for each year commencing April 1. At the end of each quarter management shall advise the Audit Committee of the Base EBITDA at such quarter end.

(2) STPB levels and related payments are not cumulative and are payable as to 100% in cash provided that the Employee may elect to receive all or a portion thereof in immediately vested RSGs/PBGs as calculated pursuant to an employment agreement. The STPB is not guaranteed in its entirety based on the achievement of the above Base EBITDA targets. If JEGI achieves Base EBITDA that is between 80% and 100% or between 100% and 120% of the Base EBITDA Target for the relevant fiscal year, the percentage of Base Salary to be paid to the Executive as STPB shall be the pro-rated amount between 20% and 100% or 100% and 133.3% of Base Salary, respectively. The Compensation Committee may take into account other factors including Total Shareholder Return.

(3) Amounts are in the native currency of the Employment Agreement – for Messrs. McCullough and Brown in U.S. dollars and for Ms. MacDonald in Canadian dollars.

(4) Base EBITDA as at March 31, 2019 was $204 million (97% of Target Level).

James Pickren's STPB is based on the following corporate targets for the year ending March 31, 2019:

Corporate Target	Percentage of Base Salary[6]	Bonus Eligibility[7][8] ($)
Base EBITDA[1][2]	50%	262,500
Customer Net Promoter Score[3]	25%	131,250
Residential Gross Customer Additions[4]	20%	105,000
Commercial Gross Customer Additions[5]	5%	26,250

Notes:

(1) Base EBITDA – performance target levels are for each Year End of March 31 as derived from the annual budget established by management of Just Energy as approved by the Board for Just Energy's business. Prior to the end of each fiscal year of Just Energy, management will advise Just Energy of the Base EBITDA performance target levels as derived from the annual budget approved by the Audit Committee and Board for each year commencing April 1. At the end of each quarter management shall advise the Audit Committee of the Base EBITDA at such quarter end.

(2) Base EBITDA as at March 31, 2019 was $204 million (97% of Target Level).

(3) Customer Net Promoter Score as at March 31, 2019 was 27.7 (112% of Target Level).

just energy | 27

(4) Residential Gross Customer Additions as at March 31, 2019 was 730,900 (89% of Target Level). (5) Commerical Gross Customer Additions as at March 31, 2019 was 87,250 (151% of Target Level). (6) Targets must be achieved for the payment of the STPB. For Fiscal 2019, the Targets were $210 million of Base EBITDA; at least an NPS score of 24.2; Residential Gross Custom Additions of 822,000; and Commercial Gross Custom Additions of 57,600. (7) STPB levels and related payments are payable as to 100% in cash provided that the Employee may elect to receive all or a portion thereof in immediately vested RSGs as calculated pursuant to an employment agreement. (8) Amounts are in U.S. dollars. Mr . Smith is eligible for cash commissions based on the number of contracts for natural gas, electricity or value added products signed and continuing at least 60 days following enrolment during the fiscal year . FFOCS Incentive Bonus On June 27 , 2018 , the Compensation Committee approved a short - term bonus structure that is intended to align management with common shareholders’ interests based on funds from operations available to common shareholders (the ‘‘FFOCS Incentive Bonus’’) . Funds from operations available to common shareholders (‘‘FFOCS’’) is defined as follows : • All Base EBITDA items are included in this calculation as these drive operating cash flows and are the primary basis for investor valuation; • Selling costs are accounted for under IFRS 15 and are amortized over the life of contracts; • Changes in working capital that are seasonal or growth oriented are not included, however specific contractual working capital adjustments are included; • Financing costs include interest and all new origination costs, but not the amortization of prior origination costs; • All capital expenditures are included as a deduction to FFOCS, only maintenance capex are in Base FFO; and • Preferred Dividends and Stock based compensation are deductions to FFOCS. Under the FFOCS Incentive Bonus, if the Company achieves greater than 20 % above the FFOCS target set by the Compensation Committee (the ‘‘Excess Amount’’), then 25 % of the Excess Amount is payable to senior management in certain allocated percentages in cash or immediately vested RSGs or PBGs, at the discretion of the Compensation Committee and the Board . For Fiscal 2019 , the FFOCS target was $ 94 million and the Company achieved $ 139 . 7 million . Accordingly, the Excess Amount is $ 26 . 9 million, providing an aggregate FFOCS bonus of $ 6 . 7 million (the ‘‘FFOCS Bonus Pool’’) . Each of Ms . MacDonald and Mr . McCullough are entitled to receive 11 % of the FFOCS Bonus Pool ( $ 737 , 000 ) and each of Messrs . Brown, Pickren and Smith are entitled to receive 8% ( $ 536 , 000 ), in immediately vesting PBGs/RSGs or cash, at the discretion of the Board . Long - Term Incentive Bonus Long - term incentive bonuses (‘‘LTIB’’) for the Company’s senior executives are generally tied to business metrics for the Company that align with long - term Shareholder value . In addition, LTIBs are paid in RSGs or PBGs which generally vest over three years, tying management to the ongoing performance of the Company . Long - term incentive bonuses for the Executive Chair and the CEO are based on the achievement of the growth criteria and targets based upon incremental growth over business plan targets for funds from operations and 28 embedded gross margins as approved by the audit committee, in each case, for the year ended March 31, 2019 as set forth the table below: Long - Term Incentive Bonus Criteria (2)(5) Annual Growth % Performance To Targets (1) < 90% 90% 95% 100% 103% 106% 109% 112% and above Funds from Operations (FFO) – % of Base Salary Earned (3) 0% 35.0% 50.0% 90% 92.7% 95.4% 98.1% 101% Embedded Gross Margin (EGM) – % of Base Salary Earned (4) 0% 23.3% 33.3% 60% 61.8% 63.6% 65.4% 67.2% Similarly, Mr . Brown is eligible for a long - term incentive bonus based on the achievement of incremental growth over business plan targets for funds from operations and embedded gross margins as approved by the audit committee, in each case, for the year ended March 31 , 2019 as set forth the table below : Long - Term Incentive Bonus Criteria (2)(5) Annual Growth % Performance To Targets (1) < 90% 90% 95% 100% 103% 106% 109% 112% and above Funds from Operations (FFO) – % of Base Salary Earned (3) 0% 54% 57% 60% 61.8% 63.6% 65.4% 67.2% Embedded Gross Margin (EGM) – % of Base Salary Earned (4) 0% 36% 38% 40% 41.2% 42.4% 43.6% 44.8% Messrs . Pickren and Smith are each eligible for a long - term incentive bonus based on the achievement of incremental growth over business plan targets for funds from operations and embedded gross margins as approved by the audit committee, in each case, for the year ended March 31 , 2019 as set forth the table below : Long Term Incentive Bonus Criteria (2)(5) 100% Funds from Operations (FFO) – % of Base Salary Earned (3) 60% Embedded Gross Margin (EGM) – % of Base Salary Earned (4) 40% Notes: 29 (1) The annual growth performance targets for each of the above two growth criteria were derived from the budget approved by the Audit Committee and by the Board on May 15 , 2018 for the year ending March 31 , 2019 . The LTIB is the aggregated of both rows based on the performance of the Company for Criteria – i . e . if Just Energy achieved 106 % of FFO and 90 % of EGM, Ms . MacDonald’s LTIB would be $ 697 , 613 for FFO plus $ 170 , 381 for EGM for an aggregate total of $ 867 , 994 . The LTIB is payable as to 100 % in RSGs/PBGs at the end of each year and vesting over three years, subject to continued employment on each applicable vesting date . The achievement of the above metrics will be assessed by the Compensation Committee in the context of the Total Shareholder Return, earnings per share and common share price performance of Just Energy relative to its peer group index in order to achieve what the Committee believes is a just and equitable LTIB . (2) Each of the two criteria are, and will continue in the future to be, readily identifiable in Just Energy’s year end financial results and in Just Energy’s business plan for the above financial year as approved annually by the Audit Committee and the Board . Management shall at the end of each quarter advise the Audit Committee of the FFO and EGM at the end of such quarter . The Criteria includes growth in each of the criteria relating to any acquisition made, directly or indirectly, by Just Energy or an Affiliate thereof of energy contracts or other assets related to any one or more of the criteria and accordingly will include growth post – acquisition relating to new sales as well as the renewal of such acquired energy contracts or other assets acquired pursuant to such acquisition . EGM and FFO will, post an acquisition, be counted as regards the acquisition for the fiscal year of Just Energy following the acquisition . (3) FFO refers to the net cash available for distribution through dividends to shareholders. FFO is calculated by Just Energy as gross margin adjusted for cash items including administrative expenses, selling and marketing expenses, bad debt expenses, finance costs, corporate

Long - Term Retention Grants (LTR - RSGs) Each of the NEOs have been granted the ability to earn LTR - RSGs based on the compound annual growth rate of the common shares as of March 31, 2021, as follows: CAGR of Shares as at March 31, 2021 (1)(2) Number of LTR RSGs Earned (3)(4) Rebecca MacDonal d (5) Patrick Mc C ullou g h James (Jim) Brown James Pickren Morgan Smith < 11.9% NIL NIL NIL NIL NIL 11.9% 375,000 375,000 37,500 93,750 93,750 15.0% 500,000 500,000 50,000 125,000 125,000 17.9% 625,000 625,000 62,500 156,250 156,250 20.7% 750,000 750,000 75,000 187,500 187,500 23.4% 875,000 875,000 87,500 218,750 218,750 26.0% or greater 1,000,000 1,000,000 100,000 250,000 250,000 No t e s (1) Compound Annual Growth Rate (‘‘ CAGR ’’) of the price of the common shares from a commencement price of CAD $ 6 . 25 to the closing price of the Shares on the Toronto Stock Exchange on the third trading day following the Company’s release of its fiscal year end results for the year ending March 31 , 2021 the ‘‘CAGR Determination Date’’) . CAGR shall be determined using the following calculation . [(X/ $ 6 . 25 ) 1 / 3 - 1 ] X 100% , X = the closing price of the common shares on the Toronto Stock Exchange on the CAGR Determination Date . (2) If the CAGR is between any of the percentages, the percentage of LTR RSGs earned hereunder shall be the pro - rated amount between any such percentages . For example, if the CAGR is 13% , the percent of grant would be 83 . 37 % and the number of LTR RSGs for Mr . McCullough and Ms . MacDonald would be 419 , 350 . (3) No LTR RSGs shall be earned prior to the CAGR Determination Date and shall be subject to Board approval . Earned LTR RSGs shall vest immediately upon being earned and shall be exchangeable for Shares on a 1 : 1 basis . If the Board of Directors of the Company is unable to or does not approve the grant of the LTR RSGs within thirty (30) days of the CAGR Determination Date, each NEO shall be paid a cash equivalent of the value of the Excess LTR RSGs determined by the product of (i) the number of Excess LTR RSGs ; and (ii) the closing common price on the TSX or NYSE on the CAGR Determination Date . All earned LTR RSGs shall have a term of 10 years from the grant date . (4) Notwithstanding the RSG Plan, prior to the LTR RSGs being earned hereunder, the NEOs shall not be entitled to receive distributions in an amount equal to dividends paid on the Shares . If any LTR RSGs are earned hereunder, each NEO shall also be entitled to a one - time cash bonus equal to the amount of dividends that had been declared and paid on the Shares from April 1 , 2018 until and including the CAGR Determination Date multiplied by the number of LTR RSGs earned hereunder . Such amount shall be paid within thirty (30) days of the CAGR Determination Date . The exchange rate to be used to convert the Canadian dollar amount of the dividends to U . S . dollars shall be the Bank of Canada closing rate on the CAGR Determination Date . (5) In exchange for the ability to earn the LTR - RSGs described herein, Ms. MacDonald waived her right to earn up to 40,000 LTR RSGs in Fiscal 2019 under her employment agreement (see Amendments to Employment Agreements at page 44). 30 taxes, capital taxes and other items. The gross margin used includes a seasonal adjustment for the gas markets in Ontario, Quebec, Manitoba and Michigan in order to include cash received. (4) EGM means a rolling five - year measure of management’s estimate of future contracted energy gross margin . The energy marketing embedded margin is the difference between existing customer contract prices and the cost of supply for the remainder of term, with appropriate assumptions for customer attrition and renewals as calculated in Just Energy’s Management’s Discussion and Analysis filed each quarter . It is assumed that expiring contracts will be renewed at target margin and renewal rates . (5) Base Funds From Operations (FFO) as at March 31, 2019 was $104.7 million (73% of Target Level); and Embedded Gross Margin as at March 31, 2019 was $2.3 billion (124% of Target Level).

Option Grants While options are available under Just Energy’s option plan to the Compensation Committee to provide a longer - term incentive for executives to enhance shareholder value, they have not been used as a component of NEO compensation in the past nine years and, in the view of the compensation committee, options are not likely to be used for the foreseeable future as a component of NEO compensation . As at March 31 , 2019 none of the NEOs hold options and Just Energy has 814 , 166 remaining options available for grant under the option plan . RSGs/PBGs The compensation committee awards fully paid RSGs and/or PBGs to the NEOs pursuant to their employment agreements and the RSG Plan and the PBG Plan . See ‘‘ Restricted Share Grant Plan ’’ on page 37 of this circular and ‘‘ Performance Bonus Incentive Plan ’’ on page 39 of this circular . The Compensation Committee has used and will continue to use fully paid RSGs and PBGs, which normally vest over a three year period subject to continued employment on each applicable vesting date, to provide Just Energy with a mechanism of capitalizing payments which senior executives would otherwise receive in the form of cash as part of their annual discretionary performance bonus (if elected), annual non - discretionary targeted incentive bonuses and other compensation entitlements, thereby encouraging such persons to continue in the long - term service of Just Energy and aligning the interests of all NEOs with shareholders . RSGs and PBGs may also be used as a signing bonus to attract qualified executives . As RSGs/PBGs are exchangeable into Common Shares on a 1 : 1 basis, deferred vesting encourages NEO performance over the extended vesting period . Employee Benefit Plans Just Energy has a long - term incentive plan (the ‘‘Canadian Plan’’) for all regular full time and part time employees working for its Canadian subsidiaries . The Canadian Plan consists of two components : a deferred profit sharing plan (‘‘DPSP’’) and an employee profit sharing plan (‘‘EPSP’’) . For participants of the DPSP, Just Energy contributes an amount equal to a maximum of 2 % per annum of an employee’s base earnings . For the EPSP, Just Energy contributes an amount up to a maximum of 2 % per annum of an employee’s base earnings towards the purchase of shares, on a matching, one for one basis . Just Energy also has a U . S . long - term incentive plan (the ‘‘U . S . Plan’’) for all regular full time and part time employees working in the United States . The U . S . Plan consists of two components : 401 k plan (‘‘ 401 k’’) and an employee share purchase plan (‘‘ESPP’’) . For participants of the 401 k, Just Energy contributes an amount equal to a maximum of 4 % per annum of an employee’s base earnings on a matching, one for one basis . For the ESPP, Just Energy contributes an amount up to a maximum of 3 % per annum of an employee’s base earnings towards the purchase of shares, on a matching one for one basis . Employees that wish to participate in both plans are eligible for a maximum matching of up to 5 % of an employee’s base earnings . Market Benchmarking and Comparator Groups To provide the Compensation Committee a basis for assessing the market competitiveness of compensation for the Company’s senior executives, the Compensation Committee retained Meridian to review the peer group of comparable organizations was developed for the purpose of pay benchmarking in 2016 . Meridian recommended a new peer group and after discussions with the Compensation Committee and the Board, the new peer group was adopted on February 8 , 2017 . Given the limited number of publicly traded companies that have a business model 31 similar to Just Energy’s, the peer group also includes similarly sized companies that trade and market natural gas and energy. This peer group is currently made up of the following companies: Nisource Inc. Northwestern Corp. Pinnacle West Capital Corp. Primerica Inc. Scana Corp. Superior Plus Corp. Vectren Corp. WGL Holdings Inc. Allete Inc. Alliant Energy Corp. Avista Corp. Black Hills Corp. Canadian Utilities Limited Emera Inc. Fortis Inc. MDU Resources Group Inc. New Jersey Resources Corp. 2014 2015 2018 2019 2016 TSX:JE 2017 S&P/TSX Composite Index 32 The companies in the peer group range from one - third to three times Just Energy’s size, with Just Energy positioned above the median of the peer group in terms of revenue . Just Energy Performance Graph The following graph illustrates changes from March 31 , 2014 to March 31 , 2019 , in cumulative return to Shareholders, of an investment in the Common Shares of the Corporation compared to the cumulative total return on the Standard & Poor’s/TSX Composite Total Return Index (‘‘TSX Composite’’), assuming an initial investment of $ 100 and the reinvestment of cash dividends . 200.00 180.00 160.00 140.00 120.00 100.00 80.00 60.00 40.00 20.00 0.00

Name and principal position Year ended March 31 Base S alar y (1) $ Share - Based A w a r d s (3) $ Option - Based A w a r d s $ Non - Equity Incentive Plan Compensation P ensio n v alu e (4) $ All other c ompensatio n (5)(6)(7)(8) $ Total C ompensatio n $ Annual In c ent iv e Plans $ Long - T erm Incentive Plans $ Rebecca MacDonald 2019 731,250 491,400 NIL NIL NIL NIL NIL 1,222,650 Executive Chair (2)(9) 2018 731,250 232,537 NIL NIL NIL NIL NIL 963,788 2017 731,250 877,527 NIL NIL NIL NIL NIL 1,608,750 Patrick McCullough President and CEO (2)(10) 2019 2018 983,850 722,081 2,296,462 215,914 NI L NI L NI L NI L NI L NI L NI L NI L 45,994 28,855 3,326,306 966,850 2017 738,346 972,550 NIL NIL NIL NIL 20,859 1,731,756 James (Jim) Brown Chief Financial Officer (2)(10) 2019 2018 601,031 320,925 1,452,976 150,175 NI L NI L NI L NI L NI L NI L NI L NI L 37,907 47,487 2,064,914 518,587 2017 328,154 244,644 NIL 340,350 NIL NIL 21,705 934,853 James Pickren Chief Operating Officer (2) 2019 2018 615,537 435,964 815,393 193,408 NI L NI L 210,467 NIL NI L NI L NI L NI L NI L NI L 1,641,397 629,372 2017 73,552 79,400 NIL NIL NIL NIL NIL 152,952 Morgan Smith 2019 590,310 NIL NIL 523,879 NIL NIL 1,409,706 2,523,895 Chief Sales Officer (2) 2018 523,601 405,202 NIL 257,880 NIL NIL 17,847 1,204,530 2017 525,046 654,561 NIL NIL NIL NIL 21,883 1,201,490 Notes: (1) The amount of base salary for each NEO disclosed in the above table reflects the amount actually received by each NEO for the year ended March 31 , 2019 . The annual base salary for each Named Executive Officer in the above table in year ended March 31 , 2019 is as follows : Ms . MacDonald ( $ 731 , 250 ) ; Mr . McCullough (USD $ 750 , 000 ) ; Mr . Brown (USD $ 500 , 000 ) ; Mr . Pickren (USD $ 525 , 000 ) and Mr . Smith (USD $ 450 , 000 ) . (2) Ms . MacDonald became an officer of Just Energy on April 30 , 2001 . Prior thereto she held the same or similar positions with Just Energy or its predecessor . Effective April 1 , 2006 she became Executive Chair of Just Energy and on March 1 , 2008 she assumed the additional position as Co - Chief Executive Officer which she relinquished on June 25 , 2008 to remain as Executive Chair . On April 1 , 2018 Mr . McCullough was appointed the President and CEO of Just Energy . From August 19 , 2014 until that time he served as Just Energy’s Chief Financial Officer . Mr . Brown was appointed the Chief Financial Officer of the Company on April 1 , 2018 . Prior to April 1 , 2018 , Mr . Brown was the President of Just Energy’s commercial business in North America for 3 years . Mr . Brown joined Just Energy in April 2013 as its SVP of Commodity Settlements . On December 15 , 2017 , Mr . Pickren became Just Energy’s Chief Operating Officer, prior to which Mr . Pickren was the Chief Strategy Officer from January 30 , 2017 . Mr . Smith was hired on March 14 , 2016 as the Chief Sales Officer . (3) This column indicates the total of the non - cash portion of the annual long - term incentive bonus awards which each of the NEOs received as at March 31 , 2019 which will be granted to each of them as equity based awards in the form of fully paid RSGs or PBGs effective March 31 , 2019 . Such fully paid RSGs/PBGs vest as to one - third thereof over a three year period, subject to continued employment with Just Energy and are exchangeable, subject to vesting, into common shares on a 1 : 1 basis . The RSG Plan is described under ‘‘ Restricted Share Grant Plan ’’ on page 37 . The PBG Plan is described under ‘‘ Performance Bonus Grant Plan ’’ on page 39 . In addition, on February 7 , 2018 , 40 , 000 RSGs were granted to each of Mr . Pickren and Mr . Smith as a retention bonus, all vesting on February 8 , 2023 . A share price of $ 5 . 09 was used to determine the value, being the closing share price on February 7 , 2018 . In Fiscal 2019 , each NEO (other than Mr . Smith) 33 Summary Compensation Table The following table sets forth all compensation received by the NEOs from Just Energy and/or its affiliates for the periods indicated . All cash amounts payable to Patrick McCullough, James (Jim) Brown, James Pickren and Morgan Smith are payable in U . S . dollars and for purposes of the Table and notes below, unless otherwise indicated, have been converted to Canadian dollars at an exchange rate of 1 . 3118 for their base salaries for fiscal 2019 and converted at 1 . 3363 for their annual incentive plan awards, the exchange rate on March 31 , 2019 .

also received immediately vesting RSGs/PBGs in connection with the FFOCS bonus (see page 28 under Short Term Performance Bonus). (4) None of the NEOs are entitled to receive any pension or defined contribution or any other form of retirement allowance. (5) Does not include the distributions paid on RSGs/PBGs (vested and unvested), or earned LTR RSGs, which equals the amount of dividends paid quarterly on Common Shares and which, for the year ending March 31 , 2019 was $ 431 , 670 for Ms . MacDonald ; $ 129 , 712 for Mr . McCullough ; $ 30 , 963 for Mr . Brown $ 41 , 213 for Mr . Pickren ; and $ 57 , 039 for Mr . Smith . (6) The aggregate value of perquisites and other personal benefits did not exceed $50,000 or 10% of the total of the annual salary and bonus for each of the NEOs for the year ended March 31, 2018. (7) This amount includes the contributions of Just Energy towards the EPSP, DPSP, ESPP and 401 k Plans, all of which are described in more detail under ‘‘ Employee Benefit Plans ’’ on page 35 of the Circular . Ms . MacDonald does not participate in the plans . (8) Includes a separation payment of USD $425,000 paid to Mr. Smith in accordance with his Transition Agreement dated March 22, 2019 whereby his employment ceased as of March 31, 2019. (9) (10) Ms. MacDonald voluntarily waived her entitlement to her STPB and FFOCS Incentive Bonus for fiscal 2019. Messrs. McCollough and Brown each elected to take their STPB in RSGs in accordance with their employment agreements. Name Option - Based Awards Common Share - Based Awards Number of Common Shares underlying un e x e r cised options Option e x e r cise price ($) Option e xpi r ation date Value of unexercised in - the - mon e y options ($) Number of shares or units of shares that have not vested (1) (#) Market or payout value of share - based awards that have not vested (2) ($) Market or payout value of vested share - based awards not paid out or distribu t ed (2) ($) Rebecca MacDonald Executive Chair NIL N/A N/A N/A 142,118 643,795 1,654,093 Patrick McCullough , President and CEO NIL N/A N/A N/A 43,365 196,443 277,707 James (Jim) Brown Chief Financial Officer NIL N/A N/A N/A 32,506 147,252 114,396 James Pickren , Chief Operating Officer N IL N/A N/A N/A 65,506 296,742 65,318 Morgan Smith Chief Sales Officer NIL N/A N/A N/A 109,078 494,123 NIL Notes: (1) (2) Reflects number of unvested RSGs and PBGs, including LTR RSGs at March 31, 2019. Reflects the market value based on the closing price of the common shares on the TSX on March 29 , 2019 of $ 4 . 53 , including all RSGs and PBGs, if any, recommended by the Compensation Committee on May 15 , 2019 , and approved by the Board on May 15 , 2019 , effective March 31 , 2019 . 34 Incentive Plan Awards Outstanding Share - based awards and option - based awards The following table provides information for all awards outstanding at March 31, 2019.

Incentive Plan Awards – Value Vested or Earned During the Year. The following table provides information relating to the value vested or earned with respect to incentive plan awards for the year ending March 31, 2019. Name Option - Based Awards – Value vested during the year ($) Share - Based Awards – Value vested during the year (1) ($) Non - Equity incentive plan compensation – Value earned during the year (2) ($) Rebecca MacDonald Executive Chair NIL 338,853 NIL Patrick McCullough , President and CEO NIL 277,707 45,994 James (Jim) Brown Chief Financial Officer NIL 114,396 37,907 James Pickren , Chief Operating Officer NIL 65,318 NIL Morgan Smith Chief Sales Officer NIL 494,123 NIL Notes: (1) Reflects the market value of the RSGs and PBGs that vested during the year ended March 31, 2019 (including LTR RSGs) based on the closing price of Common Shares on the TSX on March 29, 2019 of $4.53. (2) Reflects the amounts contributed by the Company under the DPSP for Canadian employees and the 401k for U.S. employees, converted into Canadian dollars at 1.3118. 35 Equity Compensation Plans Just Energy has approved four equity compensation plans for the benefit of its directors and employees . It is no longer awarding options to directors or employees pursuant to the Option Plan described below . The RSG Plan was established in June 2004 , has been amended several times and is used to issue RSGs to employees as a means of capitalizing bonuses otherwise payable in cash and to encourage employee share ownership and retention . The PBG Plan, approved by shareholders in 2013 , is similar in substance to the RSG Plan and is used for employees that are resident in Canada . The DSG Plan was approved in April, 2004 and is used to encourage the ownership of equity by Just Energy’s directors . The principal purposes of the RSG Plan and PBG Plan are to : (i) retain and attract qualified employees that Just Energy and its affiliates require ; (ii) promote a proprietary interest in Just Energy by such employees and to encourage such persons to remain in the employ or service of Just Energy and its affiliates and put forth maximum efforts for the success of the business of Just Energy and its affiliates ; and (iii) focus management of Just Energy and its affiliates on operating and financial performance and long - term Total Shareholder Return and profitability . Incentive based compensation plans such as the PBG and RSG Plans are an integral component of compensation for employees . The attraction and retention of qualified employees is a key factor to Just Energy’s long - term strategic growth plan and the RSG and PBG Plans are intended to maintain Just Energy’s competitiveness within the North American energy marketing industry to facilitate the achievement of its long - term goals .

Option Plan The officers, full - time employees and service providers of and to Just Energy are eligible to participate in the option plan . However, on February 6 , 2009 , the board of directors adopted the policy that no further options would be granted to directors . Moreover, the Compensation Committee has no present plans to award options to NEOs as part of its compensation arrangements . The purpose of the Option Plan was to provide eligible participants with financial rewards that will encourage ownership of Common Shares, enhance Just Energy’s ability to attract, retain and motivate key personnel and service providers and reward recipients for significant performance and cash flow growth of Just Energy . The option plan is administered by the compensation committee . The compensation committee has the power to, among other things : (i) determine those directors, officers, employees and service providers eligible to be granted options ; (ii) determine the number of common shares covered by each option ; (iii) determine the exercise price for each option ; and (iv) determine the time or times when options will be granted and when they are exercisable and expire . The exercise price for any option granted may not be less than the closing market price of the Common Shares on the TSX on the business day immediately preceding the day upon which the option is granted . Except as otherwise provided in individual option agreements approved by the compensation committee, options granted under the option plan are non - transferable, non - assignable and expire five or ten years from their grant date . The option plan may not be amended without shareholder approval and the consent of the TSX . The total number of Common Shares to be made available to any optionee under the Option Plan together with any Common Shares reserved for issuance under options or warrants for services and employee share purchase plans or any other share compensation arrangements to such optionee shall not exceed 5 % of the issued and outstanding Common Shares at the date of the grant of the option . All options will automatically vest immediately : (i) prior to the occurrence of a ‘‘Change of Control’’ (as defined in the Option Plan) ; (ii) upon dismissal without cause ; and (iii) in certain cases, at the end of the term of an employment agreement . If before the expiry of an option, a participant’s employment is terminated by reason of death, such option may be exercised by the legal representatives of the estate of the participant at any time on or prior to the earlier of (i) the expiry date of such option and (ii) the first anniversary of the date of death of the participant . At March 31 , 2019 , 814 , 166 options were available for grant under the option plan (less than 1 % of the outstanding shares) and 500 , 000 were outstanding . The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year . (as at March 31) 2019 2018 2017 Number of Options granted N IL NIL N IL Weighted number of Shares outstanding 149,595,952 148,394,152 147,013,538 Burn rate N/A N /A N/A 36

Restricted Share Grant Plan As described under ‘‘ Compensation Discussion and Analysis ’’, in lieu of granting options under the option plan, a specified minimum percentage of some employee short - term discretionary performance bonuses and/or long - term targeted incentive bonuses to which NEOs and certain other employees of, and consultants to, Just Energy are entitled (individually an ‘‘RSG Grantee’’), are payable in fully paid RSGs which vest at various dates (a ‘‘Vesting Date’’), ranging from immediately on the grant date (the ‘‘Grant Date’’) to 5 years from the Grant Date, provided that on applicable Vesting Dates the RSG Grantee continues to be an employee with or consultant to Just Energy or an affiliate thereof . The RSG Plan is an umbrella plan which governs : (i) RSGs previously granted to a RSG Grantee under employment agreements ; (ii) the grant of fully paid RSGs to employees of and consultants to Just Energy and its affiliates, including fully paid RSGs granted as a signing bonus ; and (iii) the fully paid long - term retention RSGs granted to certain NEOs described under ‘‘ Long - Term Retention – Restricted Share Grants ’’ . Fully paid RSG’s are, subject to vesting and the cash out option described below, exchangeable into fully paid common shares on a cumulative basis for up to 10 years from the Grant Date on the basis of one common share for each fully paid RSG . The number of fully paid RSGs to which an RSG Grantee is entitled is determined on the relevant Grant Date by dividing the specified percentage of the amount of the short - term discretionary bonus or long - term targeted incentive bonus to which such Grantee is entitled and/or elects to receive, and which is payable in fully paid RSGs, by the simple or weighted average of the closing market price of the common shares on the TSX for periods ranging between 5 and 10 days for RSGs granted immediately prior to the Grant Date . In some cases, a fixed number of fully paid RSGs are granted to an employee in lieu of a cash bonus without reference to a simple average closing TSX price . Pending the exchange of fully paid RSGs for common shares, the RSG Grantee is entitled to receive quarterly cash distributions from Just Energy equal to the quarterly dividends such Grantee would otherwise be entitled to receive if the RSGs were common shares, less any applicable withholdings or other tax . All outstanding RSGs, whether or not vested, automatically vest in certain circumstances on the happening of certain events including : death, a change of control combined (other than long - term retention RSGs), dismissal without cause and the inability, in certain circumstances, of Just Energy (or an affiliate thereof) and a NEO to settle upon a further employment arrangement at the end of term . RSGs do not carry the right to vote . The total number of Common Shares which may be made available to any RSG Grantee under the RSG Plan together with any common shares reserved for issuance under options or warrants for services and employee unit purchase plans or any other unit compensation arrangements to such RSG Grantee may not exceed 5 % of the issued and outstanding common shares at the Grant Date . RSGs are not assignable . The RSG Plan is administered by the Compensation Committee which has broad powers respecting the granting, vesting, term and allocation of RSGs and to interpret the RSG Plan . Without the approval of shareholders, the RSG Plan may not be amended in the following circumstances : (a) to increase the number of RSGs issuable under the RSG Plan, (b) to expand the scope of an ‘‘Eligible Person’’ or (c) to extend the term of a RSG benefiting an insider of Just Energy . The Board has authority to amend any other terms of the RSG Plan without shareholder approval, including altering the vesting terms, amending the termination provisions, amending any definitions . Holders of RSGs who are U . S . residents are required to exchange all RSGs which vest during a calendar year prior to the end of the calendar year in which they vested . As at March 31 , 2019 , 2 , 632 , 504 RSGs were available for issue under the RSG Plan ( 1 . 8 % of the outstanding Common Shares) and 1 , 473 , 989 RSGs are issued and outstanding under the RSG Plan ( 1 . 0 % of the outstanding Common Shares) . 37

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of RSGs granted in the fiscal year by the weighted average number of outstanding shares for the year. (as at March 31) 2019 2018 2017 Number of RSGs granted 788,211 1,716,743 676,270 Weighted number of Shares outstanding 149,595,952 148,394,152 147,013,538 Burn rate 0.52% 1.12% 0.46% The Director’s Compensation Plan The directors compensation plan (the ‘‘DSG Plan’’) was approved in April, 2004 . The purpose of the Just Energy DSG Plan is to provide effective incentives for the independent directors to promote the business and success of Just Energy by encouraging the ownership of DSGs and/or common shares . The DSGs and/or common shares are credited to a director’s DSG and/or common share account at the end of each quarter and are based upon the weighted average trading price of the common shares for the 10 trading days on the TSX preceding the end of each quarter . DSGs may not be exchanged for common shares and common shares may not be issued and released to directors until the earlier of : (i) three years from the Grant Date, (ii) the day such director ceases to be a director of Just Energy and (iii) a change of control, providing that no common shares may be issued in exchange for DSGs after the expiry of 15 years from the Grant Date . As indicated above, the directors are entitled to elect to receive common shares in lieu of or in combination with DSGs . The DSGs do not carry the right to vote . Other than to change the fee structure the Just Energy DSG Plan may not be amended without shareholder approval and the consent of the TSX . The DSG Plan also provides for the compensation of the directors of Just Energy . The annual base retainer for each outside director is USD $ 125 , 000 of which at least 15 % must be paid in DSGs . In addition, the chair of the audit committee and the strategic initiatives committee receives an additional annual fee of USD $ 25 , 000 for serving as chair . The chair of each of the other committees receives an additional annual fee of USD $ 5 , 000 . The lead director receives an additional annual fee of USD $ 25 , 000 to reflect his role as lead director . All members of the strategic initiatives committee (other than the Chair) receive a fee of USD $ 10 , 000 . The non - executive directors are required to own DSGs and common shares of Just Energy at the commencement of each financial year of Just Energy having a value equal to two times the value of their annual USD $ 125 , 000 base retainer (USD $ 250 , 000 ), provided that directors shall have five years from the date of their appointment or election to become complaint with the equity holding requirement . DSGs are not assignable . As at March 31 , 2019 , there are no DSGs available for issuance under the RSG and 184 , 483 DSGs are issued and outstanding under DSG Plan ( 0 . 1 % of the outstanding Common Shares), of which 37 , 123 are subject to shareholder approval (see page 8 of this Circular) . The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of DSGs granted in the fiscal year by the weighted average number of outstanding shares for the year . (as at March 31) 2019 2018 2017 Number of DSGs granted 69,481 40,531 29,494 Weighted number of Shares outstanding 149,595,952 148,394,152 147,013,538 Burn rate 0.05% 0.02% 0.02% 38

Proposed Amendments to the DSG Plan Just Energy is seeking to amend the DSG Plan to (a) increase the number of common shares available for issue to directors under the DSG Plan by 200 , 000 , from 400 , 000 to 600 , 000 , and to make application to the TSX and the NYSE to list such additional common shares, (b) ratify the 37 , 123 DSGs previously granted subject to shareholder approval, and (c) make certain administrative and procedural amendments to the DSG Plan, all as further set out in Schedule D . At the meeting, holders of common shares will be asked to consider and, if deemed advisable, pass the ordinary resolution set forth below approving the amendments to the DSG Plan as described on page 8 herein (the ‘‘ DSG Plan Resolutions ’’) . The resolutions must be approved by at least a majority of the common shares voted by shareholders represented in person or by proxy at the meeting, excluding votes attaching to common shares held by directors of Just Energy . If the holders of common shares represented at the meeting in person or by proxy do not approve the ordinary resolution, 100 % of the directors’ fees will be paid in cash and the 37 , 123 DSGs issued to Directors in excess of the current amount outstanding will be cancelled with the equivalent fees paid in cash . For the year ended March 31 , 2019 a total of $ 240 , 391 of directors’ fees were paid in the form of 53 , 251 DSGs and common shares . The policies of the TSX, which has consented to the implementations of the amendments, require the amendment to the DSG Plan be approved by a majority of the votes cast at the Meeting other than votes attaching to common shares beneficially owned by directors to whom DSGs may be issued pursuant to the DSG Plan and associates of such insiders . DSGs do not carry a right to vote but entitle the holders to distributions equal to all regular and special dividends paid to the holders of common shares . If the holders of common shares represented at the meeting in person or by proxy do not approve the ordinary resolution, 100 % of the directors’ fees will be paid in cash and the 37 , 123 DSGs issued to Directors in excess of the current amount outstanding will be cancelled with the equivalent fees paid in cash . Performance Bonus Incentive Plan The PBG Plan operates in parallel with the RSG Plan for employees that are resident in Canada . Under the terms of the PBG Plan, any eligible employee may be granted a number of PBGs, the number of which is determined by the Compensation Committee based on certain pre - defined operational, financial and growth factors contained in the employment agreements for most employees as approved by the compensation committee and board, for the purpose of increasing long - term shareholder value and return . The number of PBGs to be granted to an employee will equal the result obtained by dividing an employee’s annual performance bonus by the simple average of the TSX closing price for Just Energy common shares for the five consecutive trading days preceding a Grant Date – usually Just Energy’s year end i . e . , March 31 . PBGs may also be awarded to an employee in a fixed amount on a fully paid basis . Subject to the terms and conditions of the PBG Plan, PBGs entitle the holder to be paid in three equal installments – as to one third thereof on each of the first, second and third anniversaries of the date of grant of such PBGs . On the applicable Vesting Date, Just Energy, at its sole discretion, has the option of settling payment for the PBGs, to which the holder is entitled in the form of either cash or in common shares which may either be acquired by Just Energy on the TSX on which the common shares are listed or be issued from the treasury of Just Energy, or some combination thereof . The PBG Plan does not contain any provisions for financial assistance to the Grantee by Just Energy in respect of PBGs granted thereunder . To the extent the committee determines to pay all or a portion of the PBGs subsequent to a Vesting Date in Just Energy common shares, one common share will be issued for each PBG . To the extent the committee determines to pay all or a portion of the PGBs subsequent to a Vesting Date in cash, the amount is determined equal to the product of : (i) the number of vested PBGs and (ii) the simple average closing trading price of the common shares on the TSX for the five consecutive trading days immediately preceding such Vesting Date less any withholding taxes . The PBG Plan provides that the maximum number of common shares reserved for issuance from treasury pursuant to the exchange of outstanding PBGs issuable under the PBG Plan shall be 4 million, which is approximately 2 % of 39 the common shares outstanding . The aggregate number of PBGs which may be granted to any single employee shall not exceed 5 % of the issued and outstanding common shares, calculated on an undiluted basis . In addition, the number of common shares : (a) issuable to insiders at any time, and (b) issued to insiders within any one year period, under all security based compensation arrangements of Just Energy, shall not exceed 9 % of the issued and outstanding common shares . The expiry date of all PBGs granted pursuant to the PBG Plan may not extend beyond December 31 of the third year following the year in which the PBGs were granted . In the event of a change of control of Just Energy, the Vesting Date(s) applicable to all outstanding PBGs will be accelerated such that the balance of the payments to be made attaching to such PBGs will be paid immediately prior to the date upon which the change of control is completed . Holders of PBGs, whether vested or unvested, are entitled to receive an incremental quarterly cash bonus or distribution per PBG on a dividend payment date equal to the same amount received by holders of common shares as a dividend on the Just Energy dividend payment date . The committee may not, without the approval of shareholders of Just Energy, make any amendments to : (a) increase the percentage of Common Shares reserved for issuance pursuant to PBGs in excess of the 4 , 000 , 000 Common Shares ; (b) extend the Vesting Date of any PBG issued under the PBG Plan beyond the latest Vesting Date specified in the Grant Agreement (other than as permitted by the terms and conditions of the PBG Plan) or extend the term beyond the original Expiry Date ; and (c) change the amendment provisions of the PBG Plan . Except as restricted by the foregoing, the committee may amend or discontinue the PBG Plan or PBGs granted thereunder at any time without shareholder approval provided that any amendment to the PBG Plan that requires approval of may not be made without approval of the TSX . PBGs are non - assignable . As at March 31 , 2019 , 2 , 113 , 654 PBGs were available for issue under the PBG Plan ( 1 . 4 % of the outstanding Common Shares) and 385 , 214 PBGs are issued and outstanding under PBG Plan ( 0 . 3 % of the outstanding Common Shares) . The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of PBGs granted in the fiscal year by the weighted average number of outstanding shares for the year . (as at March 31) 2019 2018 2017 Number of PBGs granted 331,196 812,787 278,680 Weighted number of Shares outstanding 149,595,952 148,394,152 147,013,538 Burn rate 0.22% 0.54% 0.19% The Company does not provide financial assistance to purchase securities under any of the above - noted compensation plans. 40

Plan Category # of Common Shares Issuable upon the Exercise or Exchange of Outstanding (a) Weighted – Average Exercise Price of Outstanding: (b) # of Securities Available for Future Issuance under Plan (Excluding Common Shares in Column (a)) (c) Option Plan 500,000 $7.88 814,166 RSG Plan 1,473,989 NIL 2,632,504 DSG Plan 184,483 (1) NIL N IL PBG Plan 385,214 NIL 2,113,654 Total 2,543,686 N/A 5,560,324 Notes: (1) 37,123 DSGs are subject to shareholder approval (see page 8 of this Circular). 41 Securities Authorized for Issuance Under Equity Compensation Plans The following table provides additional information about Just Energy’s equity compensation plans, all of which have been approved by the Company’s shareholders, at March 31, 2019:

TERMINATION, CHANGE OF CONTROL AND EMPLOYMENT AGREEMENT TERMS

Termination Provisions

While the payment and other benefits resulting from a termination vary based on the terms of each NEO's employment agreement, the obligations and rights, whether exercisable by an NEO or by Just Energy, are generally the same, except as noted in the table below. The table below describes the standard treatment of certain compensation that would have become payable under existing employment agreements and compensation plans if, other than for the "Completion of Term" column, the respective NEO's employment had terminated on March 31, 2019.

Element of Compensation	Resignation	Termination for Cause	Termination Without Cause	Disability	Completion of Term[1]
Base Salary	Pro-rated to departure date	Pro-rated to departure date	Pro-rated to departure plus 12 month's base salary	Pro-rated to departure date	Pro-rated to departure plus 12 month's base salary
Annual Bonus (STPB and LTIB)	NIL	NIL	LTIB amount, not to exceed 100% base salary[2]	Prorated LTIB to departure date	STPB and LTIB for completed fiscal year are payable
RSGs/PBGs – Vested	Vested RSGs/ PBGs may be exercised by NEO	Vested RSGs/ PBGs may be exercised by NEO	Vested RSGs/ PBGs may be exercised by NEO	Vested RSGs/ PBGs may be exercised by NEO	Vested RSGs/ PBGs may be exercised by NEO
RSGs/PBGs – Unvested	Unvested RSGs/ PBGs are forfeited by NEO and cancelled	Unvested RSGs/ PBGs are forfeited by NEO and cancelled	Unvested RSGs/ PBGs vest immediately and may be exercised by NEO	Unvested RSGs/ PBGs continue to vest on their normal vesting schedule and may be exercised by NEO	Unvested RSGs/ PBGs continue to vest on their normal vesting schedule and may be exercised by NEO
LTR-RSGs	LTR RSGs are forfeited by NEO and cancelled	LTR RSGs are forfeited by NEO and cancelled	Earned but unvested LTR RSGs vest immediately. Unearned LTR RSGs may continue to be earned in accordance with their terms.	Earned but unvested LTR RSGs vest immediately. Unearned LTR RSGs may continue to be earned in accordance with their terms.	Earned but unvested LTR RSGs vest immediately. Unearned LTR RSGs may continue to be earned in accordance with their terms.
Benefits	Cease as of last day of employment	Cease as of last day of employment	Cease as of last day of employment	Extended for 1 year from departure date	Extended for 1 year from departure date

Notes:

(1) On February 6, 2019, Ms. MacDonald's employment term was extended to March 31, 2021. Messrs. McCullough's and Brown's employment agreements are each for a 5 year period expiring on March 31, 2023. Messrs. Pickren and Smith's employment agreements did not have term limits and accordingly this column does not apply to them. For the NEOs other than Messrs. Pickren and Smith, the completion of term rights and obligations occurs where a comparable offer of employment is not made by Just Energy to the respective NEO. In circumstances where a comparable offer of employment was made to the NEO in the requisite time period and the NEO chooses not to accept the offer, the provisions of voluntary resignation will be in effect.

(2) Ms. MacDonald's cannot exceed 150%.

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Change of Control Events

A "Change of Control" under Just Energy's incentive plans and the employment agreements of each of the NEOs, is deemed to have occurred if: (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group acting or presumed to be acting jointly or in concert, offers to acquire or acquires, directly or indirectly, common shares representing 50% or more of the outstanding common shares; (b) assets of Just Energy representing 50% or more of the net book value of Just Energy, determined as of the date of the audited financial statements of Just Energy then most recently published, are sold, liquidated or distributed; or (c) shareholders approve, or Just Energy consummates, any reorganization, amalgamation, arrangement, merger, business combination, consolidation, issuance of securities, sale of assets, liquidation, dissolution or winding-up, or any combination thereof (a "transaction"), and, as a result thereof, persons who are shareholders immediately prior to such transaction would not, immediately thereafter, directly or indirectly, own securities representing de facto control of the reorganized, amalgamated, continuing, merged, surviving or consolidated entity.

The RSG and PBG Plans, as well as the employment agreements of the NEOs, provide that in the event of a Change of Control, all unvested RSGs and PBGs vest immediately prior to the Change of Control. In the event of termination without cause within 12 months of the Change of Control, the employee will be paid (i) a cash amount equal to two times his or her base salary; and (ii) his or her pro-rated LTIB to end of fiscal quarter immediately preceding departure date, not to exceed one year's base salary. If the employee remains in the position for 12 months following a Change of Control, he or she shall have the option to resign and be entitled to a cash payment equal to his or her LTIB for the fiscal year, not to exceed 100% base salary.

Summary of Incremental Severance and Termination Payments

The following table contains the estimated incremental payments that would be owed to each NEO pursuant to their employment agreement, assuming that the termination event occurred on March 31, 2019. The amounts are in Canadian dollars converted at an exchange rate of 1.3363, being the rate on March 31, 2019.

Termination Event	Rebecca MacDonald ($)	Patrick McCullough ($)	James (Jim) Brown ($)	James Pickren ($)	Morgan Smith ($)
Resignation	NIL	NIL	NIL	NIL	NIL
Termination for Cause	NIL	NIL	NIL	NIL	NIL
Termination Without Cause[1]	1,462,500	2,004,450	1,336,300	1,403,115	1,703,782
Termination Upon Disability[1]	365,652	1,002,225	668,150	701,557	567,927
Completion of Term[1][2]	1,462,500	3,006,675	2,004,450	N/A	N/A
Payment on Termination Without Cause on Change of Control[1]	1,462,500	3,006,675	2,004,450	2,104,672	1,703,782

Notes:

(1) The amount excludes the value of accelerating the vesting of unvested RSGs, PBGs and/or LTR RSGs that would occur on such an event. Assumes that the full amount of any bonus entitlement is paid.

(2) On February 6, 2019, Ms. MacDonald's employment term was extended to March 31, 2021. Messrs. McCullough's and Brown's employment agreements are each for a 5 year period expiring on March 31, 2023. Messrs. Pikcren's and Smith's employment agreements did not have a term limit and accordingly this row does not apply to them. For the NEOs other than Messrs. Pickren and Smith, the completion of term rights and obligations occurs where a comparable offer of employment is not made by Just Energy to the respective NEO. In circumstances where a comparable offer of employment was made to the NEO in the requisite time period and the NEO chooses not to accept the offer, the provisions of voluntary resignation will be in effect.

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44 Employment Agreements – Other Terms, Conditions and Obligations The employment agreements for each of the NEOs contain other terms, conditions and obligations which relate to the financial compensation and the benefits and obligations arising on a termination of the employment relationship, including the following : (a) Confidentiality . Each NEO agreement contains confidentiality provisions whereby for the duration of the NEO’s employment and for a period of time thereafter, the NEO agrees, subject to certain limited exceptions, to hold all confidential information in confidence and to comply with the polices established by Just Energy in connection with such information . (b) Non - Competition/Nonsolication Covenants . In addition, each of the employment agreements contains non - solicitation and non - compete covenants with terms ranging between 6 months to 3 years following termination of the agreement . Changes to Employment Agreements On October 22 , 2018 , Mr . Brown’s base salary was increased from USD $ 425 , 000 to USD $ 500 , 000 to reflect the additional responsibilities associated with leading the commodity supply group in addition to his CFO responsibilities . On May 16 , 2018 , Ms . MacDonald’s agreement was amended to waive her right to earn LTR RSGs in Fiscal 2019 in exchange for the ability to earn LTR RSGs based on the terms described on page 30 of this Circular . In addition, on February 7 , 2019 , Ms . MacDonald’s employment agreement was amended to extend the term to March 31 , 2021 . On March 22, 2019, Mr. Smith’s employment agreement was terminated effective March 31, 2019. On March 31 , 2019 , Mr . Pickren entered into a transition agreement with the Company that will terminate his employment on July 31 , 2019 . OTHER MATTERS Indebtedness of Directors and Executive Officers Since the beginning of the most recently completed financial year of Just Energy, none of the current or former directors, executive officers or employees of Just Energy or any of its subsidiaries, or any of the proposed Directors of Just Energy, nor any of their associates or affiliates, is now or has been indebted to Just Energy, other than for routine indebtedness, nor is or has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Just Energy . Interest of Informed Persons in Material Transactions Except as disclosed herein, there were no material interests, direct or indirect, of directors or executive officers of Just Energy, any security holder who beneficially owns, directly or indirectly, or exercises control or direction over more than 10 % of the outstanding common shares, or any other Informed Person (as defined in National Instrument 51 - 102 ) or any known associate or affiliate of such persons, in any transaction since the commencement of the last completed financial year of Just Energy or in any proposed transaction which has materially affected or would materially affect Just Energy or any of its subsidiaries .

45 Regulatory Matters and Bankruptcies and Insolvencies Except as described below, no nominee for director of Just Energy is, as at the date of this proxy circular, or has been, within 10 years before the date of this proxy circular, a director or executive officer of any company that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days, (ii) was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, or (iii) within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets . John Brussa resigned as a director of Calmena Energy Services Inc . (‘‘Calmena’’) on June 30 , 2014 . On January 19 , 2015 , a senior lender of Calmena (the ‘‘Senior Lender’’) made an application to the Court of Queen’s Bench of Alberta (the ‘‘Court’’) to appoint an interim receiver under the Bankruptcy and Insolvency Act (Canada) and trading in the common shares of Calmena was suspended by the Toronto Stock Exchange . On January 20 , 2015 , the Senior Lender was granted a receivership order by the Court . Mr . Brussa was also a director of Enseco Energy Services Corp . (‘‘Enseco’’), a public oilfield service company, which was placed in receivership on October 14 , 2015 and, in connection therewith, a receiver was appointed under the Bankruptcy and Insolvency Act (Canada) . Mr . Brussa resigned as a director of Enseco on October 14 , 2015 . On December 21 , 2015 Enseco was assigned into bankruptcy by the receiver . Mr . Brussa was a director of Argent Energy Ltd . which was the administrator of Argent Energy Trust . On February 17 , 2016 , Argent Trust and its Canadian and United States holding companies (collectively ‘‘Argent’’) commenced proceedings under the Companies’ Creditors Arrangement Act (‘‘CCAA’’) for a stay of proceedings until March 19 , 2016 . On the same date, Argent filed voluntary petitions for relief under Chapter 15 of the United States Bankruptcy Code (‘‘Chapter 15 ’’) . On March 9 , 2016 , the stay of proceedings under the CCAA was extended until May 17 , 2016 . Additionally, on March 10 , 2016 the U . S . Bankruptcy Court approved an order recognizing the CCAA as the foreign main proceedings under Chapter 15 . Mr . Brussa resigned on June 30 , 2016 . John Brussa resigned as a director of Twin Butte Energy Ltd . (‘‘Twin Butte’’) on September 1 , 2016 . On September 1 , 2016 , the senior lenders of Twin Butte (the ‘‘Senior Lenders’’) made an application to the Court of Queen’s Bench of Alberta (the ‘‘Court’’) to appoint a receiver and manager over the assets, undertakings and property of Twin Butte under the Bankruptcy and Insolvency Act (Canada) and trading in the common shares of Twin Butte was suspended by the Toronto Stock Exchange . On September 1 , 2016 , the Senior Lenders were granted a receivership order by the Court . Mr . Brussa was a director of Virginia Hills Oil Corp . (‘‘VHO’’), a TSX - V listed oil and gas company . On February 13 , 2017 , VHO received a demand notice and notice of intention to enforce security from its lenders and agreed to consent to the early enforcement of the lenders’ security and the appointment of a receiver over all of the current and future assets, undertakings and properties of VHO . The receiver was appointed on February 13 , 2017 . Mr . Brussa resigned as a director of VHO on February 24 , 2017 . Mr . Ross was asked to join the Board of Directors of Catalyst Paper Corporation in May 2010 to assist in the possible restructuring of the Company . The Company subsequently filed for CCAA protection in January 2012 , reorganized its financial affairs significantly over a number of months and then successfully emerged from CCAA in September 2012 , at which time a new Board representing the post recapitalization stakeholders was appointed .

Jonah T. Davids Executive Vice President, General Counsel and Corporate Secretary 46 No nominee for director of the Corporation has, within the 10 years before the date of this proxy circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director . No proposed director has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, nor has any proposed director been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director . Interests of Certain Persons or Companies in Matters to be Acted Upon No person that is (i) a person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last financial year, (ii), a proposed nominee for election as a director of the Company, or (iii) an associate or affiliate of any person described by (i) or (ii), has or had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this proxy circular or in the documents incorporated herein by reference . 2020 Shareholder Proposals To be eligible for inclusion in the management information circular for the 2020 annual general meeting of shareholders of the Corporation, shareholder proposals prepared in accordance with applicable rules governing shareholder proposals must be received at the Corporation’s at its head office, First Canadian Place, 100 King Street West, Suite 2630 , Toronto, Ontario, M 5 X 1 E 1 , Attention : Corporate Secretary, on or before 5 : 00 p . m . EST on February 28 , 2020 . Additional Information Additional information relating to Just Energy is available on SEDAR at www . sedar . com, on EDGAR at www . sec . gov or on Just Energy website at www . justenergygroup . com . Financial information in respect of Just Energy and its affairs is provided in Just Energy’s annual audited comparative financial statements for the year ended March 31 , 2019 and the related management’s discussion and analysis . Copies of Just Energy’s financial statements and related management discussion and analysis are available upon request from the Corporate Secretary, Just Energy Group Inc . , 100 King Street West, Suite 2630 , Toronto, Ontario, M 5 X 1 E 1 . Board Approval The Board has approved the contents of this Circular and the sending of this Circular to the Shareholders of the Just Energy . Dated at Toronto, Ontario on May 15 , 2019 . JUST ENERGY GROUP INC .

Schedule A STATEMENT OF CORPORATE GOVERNANCE PRACTICES OF JUST ENERGY (1) GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS 1. BOARD OF DIRECTORS (a) Disclose the identity of the directors who are independent. (b) Disclose the identity of the directors who are not independent, and describe the basis for that determination. (c) Disclose whether or not a majority of the directors are independent. The five current board members who are independent pursuant to NI 58 - 101 are identified on page 10 of this Circular . Two board members are not independent pursuant to NI 58 - 101 as current senior officers of Just Energy identified on page 10 of this Circular . Five of the seven nominees proposed by management for election to the board and to be voted upon on an individual basis are independent under NI 58 - 101 and the NYSE listing standards. All directorships, if any, with other reporting issuers for each of the six individuals proposed for election to the board and to be voted upon are set out on pages 14 to 17 of this Circular . (d) If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer. (e) Disclose whether or not the independent directors hold regularly scheduled meetings at which members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held during the preceding 12 months. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors. The independent directors of the board and board committees meet without management in attendance at every regularly scheduled meeting, including telephone conference call meetings. Board committees meet with external consultants and professional advisors, without management in attendance. The audit committee also meets in camera with internal audit and separately with representatives of its external auditor. The number of meetings without management in attendance held during fiscal 2019 were, as regards: (i) the audit committee – 4; (ii) the compensation, human resources, environmental health and safety, committee – 4; (iii) the nominating and corporate governance committee – 3; (iv) the risk committee – 4; (v) the strategic initiatives committee – 6; and (vi) the board of directors – 12. All independent directors have an opportunity, through membership on one or more of the board committees (audit; compensation, human resources, environmental, health and safety; nominating and corporate governance; and risk), to participate in discussions without management and without the non - independent management director in attendance. (1) All of the Corporation’s corporate governance policies, committee mandates, including : its Code of Business Conduct and Ethics Policy, its Policy on Insider Trading, Disclosure and Confidentiality, its Whistleblower Policy, the terms of reference and chair positions for each of its Audit Committee, its Compensation, Human Resources, Environmental Health and Safety Committee, its Nominating and Corporate Governance Committee, the Risk Committee and the Executive Committee, the board of director mandate and the position description for individual directors and position descriptions for its Executive Chair, the Lead Director, Chief Executive Officer and Chief Financial Officer are published on the Corporation’s website at www . justenergygroup . com . A - 1

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS (f) Disclose whether or not the chair of the board is an independent director, disclose the identity of the independent chair, and describe his or her role and responsibilities. Rebecca MacDonald, the board executive chair is not independent under NI 58 - 101. Her responsibilities are set out in the board chair position description which is available on Just Energy’s website at www.justenergygroup.com. Mr. Weld, the lead director of the board is independent under NI 58 - 101. His responsibilities are set out in the lead director position description which is available on Just Energy’s website at www.justenergygroup.com. The lead director’s responsibilities include the obligation to ensure that the board discharges its responsibilities effectively and independently, in consultation with the four board committees. The lead director is the Chair of the governance and nominating committee, a member of the compensation, human resources, environmental, health and safety committee and a member of the Audit Committee. He also regularly attends all other Committee meetings. The attendance of each director for all board and board committee meetings held since the beginning of the most recently completed financial year is reported in this proxy circular on page 18. The average attendance rate in fiscal 2019 for all Board and Committee meetings was 96%. (g) Disclosure of the attendance record of each director for all Board and Committee meetings held since the beginning of the issuer’s most recently completed financial year. 2. BOARD MANDATE (a) Disclose the text of the board’s written mandate. The board’s charter is included in Schedule B to this circular . A mandate for the individual directors is available at Just Energy’s website at investors . justenergy . com . The position descriptions for the board chair, the lead director of the board and each individual committee chair are available on Just Energy’s website at www.justenergygroup.com. The CEO’s position description, which has been approved by Just Energy’s board, is available on Just Energy’s website at www.justenergygroup.com 3. POSITION DESCRIPTIONS (a) Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. (b) Disclose whether or not the board and CEO have developed a written position description for the CEO. 4. ORIENTATION AND CONTINUING EDUCATION (a) Briefly describe what measures the board takes to orient new members regarding: (i) the role of the board, its committees and its directors, and (ii) the nature and operation of the issuer’s business. Just Energy has established an orientation policy and program for new directors. Each new director is provided an opportunity to meet with the executive chair, chief executive officer and the lead director of the board and is provided with information about Just Energy including: Just Energy’s current disclosure documents, information on the role of the board and each of its committees; corporate and industry information; copies of all policies of Just Energy (i.e., Code of Conduct, Confidentiality, Trading), and, the contribution individual directors are expected to make. Specific information is provided on operations, the strategic plan, risk and risk management, governance, integrity and corporate values. New directors are encouraged to participate in an orientation program at Just Energy’s corporate head office. A - 2

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS (b) Briefly describe what measures, if any, the board takes to provide continuing education for its directors. Presentations are made to the board are each board meeting to educate and keep them informed of changes within Just Energy and in regulatory and industry requirements and standards . Specific information is provided on risks, commodity pricing, supply and demand and the current business and commercial environment. The nominating and corporate governance committee has the specific responsibility to review information on available educational opportunities and ensures directors are aware of those opportunities. Just Energy will pay for director education. Outside counsel have also reviewed with the directors their fiduciary, statutory and regulatory duties and responsibilities both as members of the board and board committees. Management conducts a specific session for directors on risk management. Each director is expected to participate in continuing education programs to maintain any professional designation that they may have and which would have been considered in their nomination as a director. Each director is expected to participate in programs that would be necessary to maintain a level of expertise in order to perform his or her responsibilities as a director and to provide ongoing guidance and direction to management. The board has adopted a code of business conduct and ethics policy for its directors, officers and employees . The board has also adopted a whistleblower policy . 5. ETHICAL BUSINESS CONDUCT (a) Disclose whether or not the board has adopted a written code for its directors, officers and employees. If the board has adopted a written code: (i) disclose how an interested party may obtain a copy of the written code; (ii) describe how the board monitors compliance with its code; and The code of business conduct and ethics policy and the whistleblower policy are available on Just Energy’s website at www.justenergygroup.com are available on request to the Corporate Secretary of Just Energy. The board, through the office of Just Energy’s legal department and the risk management group monitors compliance with the code of business conduct and ethics policy. All directors and employees are required to review the policy annually and confirm compliance. The chair of the audit committee monitors compliance with Just Energy’s whistleblower policy. The board has not granted any waiver of the code of business conduct and ethics policy in favour of a director or executive officer during the past 12 months and for all of calendar 2019 to date. Accordingly, no material change report has been required or filed. (iii) provide a cross reference to any material change reports(s) filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code. (b) Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest. The executive chair of the board with the lead director of the board, the chief executive officer and committee chairs set the agenda for all meetings of the board and each committee thereof. They identify all transactions in respect of which a director or executive officer may have a material interest and consult with outside counsel to ensure that the approval of any such transaction is in compliance with applicable stock exchange, corporate and securities rules and policies. Independent valuations and reports are obtained and any director who may have a material interest in any such transaction is required to disclose his interest and to refrain from voting on the matter. A - 3

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS (c) Describe any other steps the board takes to encourage and promote a culture of ethical business conduct . An annual certification is undertaken by all employees, directors and officers as to their knowledge of and compliance with codes and other corporate policies. Supplemental information regarding stock exchange rules, corporate structure and responsibility are provided to members of management who are subject to Just Energy’s black - out policy through to and inclusive of the directors. 6. NOMINATION OF DIRECTORS (a) Describe the process by which the board identifies new candidates for board nomination. The board has appointed a nominating and corporate governance committee with responsibility for the identification of new candidates for recommendation to the board. The nominating and corporate governance committee annually reviews performance evaluations completed by all directors. The matrix sets out the various skills and areas of expertise determined to be essential to ensure appropriate strategic direction and is used to assist in recruiting persons to join the board. The nominating and corporate governance committee is comprised of four directors, all of whom have been affirmatively determined by the board to be independent pursuant to NI 58 - 101 and the NYSE listing standards. The current members of the nominating and corporate governance committee are identified in this proxy circular in the table under ‘‘Director Attendance Record’’ on page 18. The nominating and corporate governance committee mandate is available on Just Energy’s website at investors.justenergy.com (b) Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process. (c) If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee . 7. COMPENSATION (a) Describe the process by which the board determines the compensation for your company’s directors and officers. The board has appointed a compensation, human resources, environmental health and safety, committee with responsibility for recommending compensation for the Just Energy’s directors and officers to the board and to monitor compliance by Just Energy and its affiliates with environmental, health and safety laws, rules and regulations pursuant to the EHS policy guidelines approved by the committee and the board. The Executive Chair and the President and CEO’s and CFO’s compensation are approved by the independent directors of the board based on the recommendation of the compensation, human resources, environmental health and safety committee. The board retained the services of an outside independent compensation firm in 2019 to comment and advise on Just Energy’s approach to compensation and the compensation paid to the named executive officers. The nominating and corporate governance committee reviews periodically the adequacy and structure of director compensation and makes recommendations to the board designed to ensure the directors’ compensation realistically reflects the responsibilities, time commitments and risks of the directors. A - 4

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS To align the interests of directors to those of shareholders, the directors are required to receive at least 15% of their annual retainer in deferred share grants and/or common shares of Just Energy and may receive all or a portion of their remaining compensation in the form of deferred share grants and/or common shares of Just Energy. For information about the compensation paid to directors for the year ending March 31, 2019 see ‘‘Directors Compensation Table’’ on page 20 and the Director’s Compensation Plan on page 38 of this proxy circular. The compensation, human resources, environmental health and safety committees, is comprised of four directors all of whom have been affirmatively determined by the Board to be independent pursuant to NI 58 - 101 and the NYSE listing standards. (b) Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation. (c) If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee. The compensation, human resources, environmental health and safety committee mandate is attached as Schedule C to this proxy circular and a discussion and analysis of the compensation paid to the named executive officers for which the committee has significant responsibility begins on page 23 of this circular. 8. OTHER BOARD COMMITTEES (a) If the board has standing committees other than the Audit, Compensation and Nominating Committees, identify the committees and describe their function. The board established a risk committee and a strategic initiatives committee whose functions are discussed below. There are no other additional standing board committees. Generally, the functions of the risk committee, which consists of four non - management directors, is to be satisfied that management of Just Energy and each affiliate has implemented effective systems to identify significant risks of the business and changes to these risks and to review regularly the adequacy of and compliance with the risk management policy and risk procedures to assist the board in fulfilling its oversight responsibilities and to review reports from the internal auditor on these matters. The strategic initiative committee’s responsibilities include reviewing strategic alternative arrangements with third parties, develop an intrinsic valuation of the company, review alternative structures for the Company to drive maximum value, and to consider and direct indications of interest in the Company. 9. ASSESSMENTS (a) Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. The nominating and corporate governance committee conducts a full evaluation of the effectiveness and performance of the board, all board committees and members thereof and individual directors annually. The evaluation also includes self - evaluations pursuant to which each director evaluates his performance. The evaluation consists of a director’s questionnaire the results of which are tabulated and analyzed through the lead director and the chair of the nominating and corporate governance committee. Results of the questionnaire are presented to the nominating and corporate governance committee and the board and the results are reviewed, as necessary and appropriate, by the lead director with each of the individual directors. A - 5

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS The board has approved a Policy on Board Diversity and Renewal which includes term limits and a retirement policy for directors. See page 10 of the Circular. The board has adopted a Policy on Women on Boards as part of its Policy on Board Diversity and Renewal. See page 12 of the circular ‘‘Women on Boards’’. 10. DIRECTOR TERM LIMITS Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanisms of board renewal and, if so, include a description of those director term limits or other mechanisms of board renewal. 11. POLICIES REGARDING THE REPRESENTATION OF WOMEN ON THE BOARD (a) Disclose whether the issuer has adopted a written policy relating to the identification and nomination of women directors . 12. CONSIDERATION OF REPRESENTATION OF WOMEN IN THE DIRECTOR IDENTIFICATION AND SELECTION PROCESS Disclose whether and, if so, how the board or nominating committee considers the level of representation of women on the board in identifying and nominating candidates for election or re - election to the board. Having established a target or guideline for women on boards, the nominating and corporate governance committee plans to identify a process to enable the Company to meet its target within a reasonable period of time. Ms. Gersh, an accomplished business woman and lawyer has been nominated to Board this year. 13. CONSIDERATION GIVEN TO REPRESENTATION OF WOMEN IN EXECUTIVE OFFICER APPOINTMENTS Disclose whether and, if so, how the issuer considers the level of representation of women in executive officer positions when making executive officer appointments. The Company encourages the identification of women to hold executive officer positions. In 2016, the Company launched the Just Energy Leadership Council, which was created to provide an accessible, open and welcoming environment for all women across the organization to grow personally and professionally. Currently, 20% of the Company’s NEOs are women. See item 11(a) above. 14. ISSUER’S TARGETS REGARDING THE REPRESENTATION OF WOMEN ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS Disclose whether the issuer has adopted a target regarding women on the issuer’s board. A - 6

GOVERNANCE DISCLOSURE REQUIREMENT COMMENTS 15. NUMBER OF WOMEN ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS Disclose the number and proportion (in percentage terms) of directors on the issuer’s board who are women. OTHER Following the meeting and assuming that all of the nominees are elected, 29 % of the directors on Just Energy’s board are women, an increase from 12 . 5 % in the current year . The board has developed a ‘‘policy on engagement with shareholders on governance’’ which requires Just Energy to conduct on an annual basis a ‘‘Say on Pay’’ vote by its shareholders. See page 7 of the proxy circular. The board has developed a policy on ‘‘Board Overboarding’’. See page 12. Just Energy’s corporate governance guidelines state that the board is responsible for the stewardship of Just Energy and overseeing the business and affairs of Just Energy. Any responsibility that is not delegated to senior management or a board committee remains with the full board. In addition, the board, in conjunction with senior management, determines the limits of management’s responsibilities and establishes annual corporate objectives which management is responsible for meeting. A - 7 OTHER CORPORATE GOVERNANCE MATTERS The New York Stock Exchange Corporate Governance Listing Standards Just Energy, a ‘‘foreign private issuer’’ in the United States, may rely on home jurisdiction listing standards for compliance with the NYSE corporate listing standards but must comply with the following NYSE rules (i) the rule (section 303 A . 06 ) requiring the audit committee to meet the requirements of Securities Exchange Commission (‘‘SEC’’) Rule 10 A - 3 of the Securities Exchange Act 1934 , as amended ; (ii) the requirement (section 303 A . 11 ) for Just Energy to disclose its annual report or on its website any significant differences between its corporate governance practices and the NYSE listing standards ; (iii) the requirement (section 303 A . 12 (b)) for Just Energy’s CEO to notify in writing the NYSE after any executive officer becomes aware of any non - compliance with the applicable provisions of NYSE corporate governance listing standards, and, (iv) the requirement (section 303 A . 12 (c) for Just Energy to submit an executed Annual Written Affirmation affirming Just Energy’s compliance with audit committee requirements of SEC Rule 10 A - 3 of the Exchange Act or, as may be required form time to time, an interim written affirmation to the NYSE in the event of certain changes to the audit committee membership or member’s independence and that Just Energy has provided its statement of significant corporate governance difference as required to be included in its annual report to shareholders or on its website . As required by the NYSE, a statement of the significant differences between Just Energy’s current corporate governance practices and those currently required for U . S . companies listed on the NYSE is available on Just Energy’s website at www . justenergygroup . com .

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B - 1 Schedule B JUST ENERGY GROUP INC. – BOARD MANDATE Our Main Responsibilities We provide the supervision necessary for: 1. Disclosure of Reliable and Timely Information to Shareholders – the Shareholders depend on us to get them accurate and relevant information . 2. Approval of Strategy and Major Policy Decisions of Just Energy – we must understand and approve where Just Energy is going, be kept current on its progress towards those objectives and be part of and approve any major decisions . 3. Evaluation, Compensation and Succession for Key Management Roles – we must be sure that the key roles have the right people, that they are monitored and evaluated by us and that they are appropriately compensated to encourage Just Energy’s long - term success . 4. Oversight of the Management of Risks and the Implementation of Internal Controls – we must be satisfied that the assets of Just Energy are protected and that there are sufficient internal checks and balances . 5. Effective Board Governance – to excel in our duties we need to be functioning properly as a Board – strong members with the right skills and the right information and generally to be responsible for the development of Just Energy approach to corporate governance . Independence is Key The Board of Directors understands that we must be independent of the management of Just Energy. To enhance our independence we have implemented the following: – A majority of the members of the Board are independent – All Committees are composed solely of non - management directors – The Board and its Committees can meet independently of management at any time – The Board and its Committees can hire their own independent advisors – An independent lead Director with a clear mandate provides leadership for the independent directors – A policy requires all Directors to hold deferred share grants or shares as part of the Board retainer – The provision of high - quality information for Directors – orientation for new directors, meaningful presentations, access to management and sufficient time to review material We know independence requires more – it requires preparation for meetings, understanding the issues, strength, commitment, integrity and an inquiring mind.

B - 2 Our Composition Our number shall be as provided for in accordance with Just Energy’s By - laws from time to time and shall comply with the rules of board composition established by the Nominating and Corporate Governance committee of Just Energy . Each director shall possess the qualities set out in the Position Description for Directors and the Position Descriptions for Directors in their role as Chair of each Board Committee . We will create Committees from time to time and will delegate certain functions to them . Each of these Committees has a written Mandate . These Mandates are reviewed on a regular basis and are updated and amended as often as needed to respond to the evolving regulatory and market environment in which Just Energy operates . Independent Functioning of Board and Committees The Board is responsible for establishing the appropriate procedures to ensure that the Board, Committees and individual Directors can function independently of management to the extent considered necessary or desirable by Directors . The Board can retain independent professionals . Each Committee can retain and terminate independent professionals and each has the sole authority to approve all fees payable to an Independent professional . Any Director can retain an independent professional with the prior approval of the Nominating and Corporate Governance Committee . Each Committee and the Board can conduct all or part of any meeting in the absence of management, and it is the Board’s policy to include such a session on the agenda of each regularly scheduled Board meeting . Each Committee chair can also require the Corporate Secretary to convene a meeting of the Board or a Committee to be held in the absence of management or to reserve an agenda item at any Board or Committee meeting for business to be conducted in the absence of management . Each Director can request such a meeting or reserved agenda item by contacting a Committee Chair . Meetings The Board meets a minimum of four times per year . For regularly scheduled meetings, an agenda for each Board meeting and other documents for consideration are sent by courier to all Directors about one week in advance of each meeting . For special meetings of the Board, best efforts are made to distribute materials to the Directors as far in advance as practicable . A complete Board package, which includes all material for the meeting, is provided to each Director prior to the commencement of each meeting . Specific Duties and Responsibilities The Board has the following specific duties and responsibilities, which may be delegated to Committees of the Board, in whole or in part, with ongoing reporting by the Committees to the Board : Strategic Planning The Board is responsible for the strategy and fundamental goals of Just Energy for all aspects of its undertaking . This responsibility includes the adoption of a strategic planning process ; convening annually a strategic planning meeting involving the Board and executive management, approving strategic plans, which take into account, among other things, the major opportunities and risks of Just Energy ; and overseeing the implementation of strategic plans and monitoring performance against such plans . This responsibility also includes reviewing and approving all major strategy and policy recommendations including the financial plan and approving operating budgets, and specific requests for major acquisitions .

Risk Management The Board is responsible for ensuring that the appropriate policies and procedures are in place to protect the assets and commodity hedging policies of Just Energy and assure its viable future . The Board is also responsible for identifying the principal risks of all aspects of Just Energy’ business and ensuring the implementation of appropriate systems to manage these risks . Internal Controls and Management Information Systems The Board is responsible for overseeing and monitoring the integrity of Just Energy’ internal controls and procedures, management information systems and audit procedures, and overseeing the appropriate operation of Energy Savings including compliance with all applicable legal and regulatory requirements through financial and other management information systems, and appropriate inspection, compliance and control systems . The Board is responsible for ensuring that financial reporting and financial control systems are adequate and operating, and approving the quality and sufficiency of information provided to the Directors . Communications Policy The Board is responsible for establishing a communications policy for Just Energy and overseeing the maintenance of effective unitholder and stakeholder relations through Just Energy’s communications policy and programs so that accurate and timely material information is disseminated to and feedback is accommodated from shareholders . Director Orientation and Assessment The Board is responsible for ensuring there is an appropriate, formal orientation program for new directors and for assessing the effectiveness and contribution of the Board, Committees and all Directors annually . The Board is also responsible to ensure that the Directors have the necessary financial, energy, marketing, regulatory, human resource and compensation expertise . Evaluation, Compensation and Succession Planning The Board is responsible for overseeing the effective operation of Just Energy by appointing, assessing performance of, compensating, disciplining and succession planning for all senior Just Energy officers . The Board is responsible for ensuring the senior management team has the appropriate qualities and competencies to meet the expectations set by the Board . The Board is responsible for approving the compensation of the senior management team and the compensation policies of Just Energy, including reviewing the adequacy and form of compensation of directors . The board is responsible for developing a position description for the Board members, the Executive Chair, the Chief Executive Officer, the Chief Financial Officer, the Lead Director, the Corporate Secretary and the Chair of each Board Committee which, together with other Board approved policies and practices, should provide for a definition of the limits to management’s responsibilities . The Board is responsible for approving the objectives of Just Energy to be met by the Chief Executive Officer . General The Board is responsible for monitoring the effectiveness of Just Energy’s corporate governance practices and approving any necessary changes, as required . The Board is responsible for establishing general Just Energy policies and performing other tasks required by law . The Board is also responsible for ensuring compliance with and monitoring all policies approved by the Board including (i) the Code of Business Conduct and Ethics Policy and (ii) the Policy on Insider Trading, Communications and Confidentiality . B - 3

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C - 1 Schedule C JUST ENERGY GROUP INC. (the ‘‘C ompany’’) COMPENSATION, HUMAN RESOURCES, HEALTH, SAFETY AND ENVIRONMENTAL COMMITTEE TERMS OF REFERENCE (as amended November 13, 2014) For purposes of the Terms of Reference the terms set forth below shall have the meanings opposite. ‘‘A pplicable Law’’ means : (a) the by - laws, rules and policies of the Toronto Stock Exchange and the New York Stock Exchange (including section 303 A . 05 of the NYSE Company Manual to the extent applicable to a foreign private issuer) ; (b) applicable Canadian and provincial securities legislation, rules and policies ; (c) the U . S . Securities Act of 1933 and the Securities and Exchange Act of 1934 and all orders, rules and polices passed pursuant thereto ; (d) the Sarbanes Oxley Act of 2002 and the Dodd – Frank Wall Street Reform and Consumer Protection Act of 2010 and all directories, orders, policies etc . , to the extent applicable to a foreign private issuer ; and (e) such other legislation, policies and rules as may from time to time affect the constitution of the Committee and its responsibilities as herein provided ; ‘‘Board’’ means the board of directors of the Company ; ‘‘CEO’’ means the Chief Executive Officer ; ‘‘CFO’’ means the Chief Financial Officer ; ‘‘C ommittee’’ means the Compensation, Human Resources, Environmental, Health and Safety Committee ; ‘‘E C’’ means the Executive Chair ; ‘‘NEOs’’ means the CEO, CFO and the three highest paid executive officers of the Company and its affiliates . COMPOSITION • The Committee will be comprised of a minimum of three directors, all of whom must be independent Directors under the rules for Director independence under Applicable Law including as set out in section 303 A . 02 of the NYSE Company Manual . • The membership of the Committee will represent a diverse background of experience and skills including members with energy, human resources, financial, management and health, safety and environmental experience . • The Board will appoint the members of the Committee annually at the first meeting of the Board after the annual general meeting of shareholders. • Committee members will be appointed for a one year term and may be reappointed subject to the discretion of the Board having regard to the desire for continuity and for periodic rotation of Committee members. • One of the members who is not an executive officer or full - time employee shall be appointed Committee Chair by the Board.

C - 2 • The Committee shall appoint a Secretary (who shall be the Corporate Secretary of the Company) to assist in developing agendas, preparing material for Committee members and carrying out such other administrative tasks as the Committee may delegate . • The Committee may request other outside board members (whether or not independent) to participate in meetings of the Committee . Outside directors who are not independent shall not have a vote . RESPONSIBILITY • The Committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to : (i) key compensation and human resources policies ; (ii) the compensation of each of the NEOs and directors ; (iii) executive management succession and development ; (iv) health, safety and environmental matters ; and (v) all other matters normally associated with compensation and policies under Applicable Law . AUTHORITY • The Board will establish the mandate and define the authority of the Committee. • The Committee may retain persons having special expertise to assist the Committee in fulfilling its responsibilities including compensation consultants or experts qualified under Applicable Law and may determine their mandates and compensation all of which shall be disclosed as required under Applicable Law . MEETINGS • The Committee will meet at least four times a year . Meetings will be scheduled to facilitate the annual review of salaries, the award of bonuses, the approval of share options, restricted share grants, deferred share grants and shares issuable pursuant to the Company’s share option plan, restricted share grant plan and the directors’ compensation plan, if any, and all other aspects relating to compensation and human resource issues and health, safety and environmental issues affecting the Company and its affiliates all of which will be subject to Board approval . Additional meetings will be held as deemed necessary by the Committee Chair . • Meetings of the Committee shall be validly constituted if a majority of the members of the Committee are present in person or by telephone conference . • To expedite the review of matters, the Committee may meet in combination with the members of the Nominating and Corporate Governance Committee . REPORTING • The minutes of all meetings of the Committee will be taken by the Committee Secretary and be provided to the Board . Oral reports by the Chair on recent matters not yet minuted will be provided to the Board at its next meeting . Minutes of all Committee meetings will be subsequently reviewed and approved by the Committee . • Supporting schedules and information reviewed by the Committee will be available for examination by any director upon request to the Secretary of the Committee .

C - 3 ROLE • The role of the Committee is to assist the Board in fulfilling its oversight responsibilities to: – ensure that the compensation policy and philosophy supports the Company’s strategic objectives; – ensure that incentive programs are designed to motivate the NEOs and senior managers to achieve or exceed corporate objectives and to enhance shareholder value while at the same time ensuring that safeguards are in place such that NEOs and other executive officers are not encouraged and do not take inappropriate or excessive risks ; – ensure that appropriate human resource policies are in place; – ensure that risks, if any, arising from compensation policies are not reasonably likely to have a material adverse effect on the company ; – review the response by the Company or its affiliates, as the case may be, to health, safety and environmental issues including compliance with Applicable Law, regulatory requirements and industry standards ; – monitor executive management succession and development; – ensure that the compensation decisions of senior managers are not self - serving and that there is reasonable consistency in the application of the compensation policy . Note : it is not the role of the Committee to examine the details of bonus formulae, or the performance of individuals and related salary increases, except for the NEOs . The Committee may question apparent gross discrepancies and seek clarification as to how the policy has been applied, but it will leave detailed administration of compensation matters for persons other than the NEOs to the senior executive officers ; – review National Policy 58 - 201 entitled ‘‘Corporate Governance Guidelines’’ a copy of which is attached hereto as Schedule ‘‘A’’ to ensure that the Committee complies with the principles thereof that address compensation and human resource matters including sections 3 . 15 , 3 . 16 and 3 . 17 of Schedule B and ensuring that the Company complies with Form 58 - 101 F 1 entitled ‘‘Corporate Governance Disclosure’’ a copy of which is attached hereto as part of Schedule A ; – review National Policy 51 - 102 entitled ‘‘Continuous Disclosure Obligations’’ to ensure compliance with Form 51 - 102 F 6 entitled ‘‘Statement of Executive Compensation’’ as amended from time to time ; – Ensure that NEOs and directors do not purchase financial instruments, including prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held directly or indirectly, by an NEO or director . RESPONSIBILITIES • The Committee is responsible for: – at the beginning of each fiscal year, setting the envelope for aggregate bonuses for the forthcoming year for the NEOs and all senior executive officers including the approval of all executive bonus plans ; – setting the compensation of the EC, the CEO and CFO and the fees to be paid, shares and deferred share grants to be owned or options or other rights to be granted to Directors and members of Committees of the Board ;

– reviewing the performance of the NEOs annually or more frequently if deemed necessary by the Committee . Setting the senior executive officer’s compensation comprising salary, bonus and any other incentive compensation for the NEOs provided for in their employment agreements . In consultation with the CEO establishing his personal objectives (including corporate objectives) which the CEO is responsible for meeting for the following year ; – reviewing the performance and approving the compensation, including salaries, bonuses and other incentives, of executive officers of the Company and the heads of each subsidiary or division, on the recommendation of the CEO ; – annually (i) prepare a report on the EC, CEO and CFO’s compensation from Management or, in the Committee’s discretion, an independent consultant ; (ii) evaluate the performance of the EC, CEO and CFO’s considering the Position Descriptions of the EC, CEO and CFO’s, and the EC, CEOs’s and CFO’s short - term and long - term corporate goals and objectives and performance measurement indicators ; and (iii) recommend annual EC, CEO and CFO compensation, including a long - term incentives component determined considering the Company’s performance and relative shareholder returns, the value of similar incentive awards to EC, CEO and CFO at comparable companies and the awards given to the Company’s past EC, CEO and CFO . Based on the evaluation, in the Committee’s discretion, make recommendations to the independent directors of the Board for consideration . The independent directors have sole authority to determine annual EC, CEO and CFO compensation . The Committee, in its discretion, may approve a long - term incentive award (with or without ratification from the Board) as may be required to comply with applicable tax laws ; – annually review temporary successors for the EC, CEO and CFO in case of absence or disability and, in the Committee’s discretion, make recommendations to the Board for consideration ; – annually review, with the Nominating and Corporate Governance Committee (NCG Committee) and the EC, CEO and CFO the Position Description for the EC, CEO and CFO and, in the Committee’s discretion recommend any changes to the Board for consideration ; – developing and documenting the compensation policy and philosophy of the Company and any changes thereto for approval by the Board to enable the Company to recruit, retain, and motivate performance - oriented executives so that their interests are aligned with the interests of the Company and the shareholders of the Company ; – approving fringe benefit programs on the recommendation of the CEO; – establishing and administering incentive compensation programs and monitoring their effectiveness; – establishing and administering the share option program, the restricted share grant plan and the directors compensation plan and approving amendments thereto, all subject to the approval of the Board of Directors ; – reviewing the Statement of Executive Compensation required to be prepared under applicable corporate and securities legislation and regulation including the disclosure concerning members of the Committee and settling the reports required to be made by the Committee in any document required to be filed with a regulatory authority and/or distributed to shareholders including the Report of the Compensation Committee ; – at the request of the CEO, reviewing any other matter affecting the hiring, terms of employment and dismissal of employees, including the terms of employment contracts ; C - 4

– reviewing the views and positions of independent organizations (such as the Risk Metrics Group and the Canadian Coalition on Good Governance) representing institutional shareholders in the context of the Company’s compensation objectives and components of executive compensation ; – reviewing with management whether the policies relating to health, safety and environmental issues including compliance with applicable legislation, regulatory requirements and industry standards are being effectively implemented ; – reviewing and considering as appropriate, reports and recommendations issued by the Company and its affiliates relating to health, safety and environmental issues, together with management’s response thereto ; – ensuring that the Company and each affiliate thereof that may be subject to legislation, regulation and/or other requirements relating to health, safety and environmental issues (i . e . such as National Energy Corporation) establishes an internal health, safety and environmental committee with terms of reference approved by the Committee which terms of reference shall include a requirement that : (i) the minutes of all meetings and proceedings of such committees are forwarded to the Chair of the Committee and (ii) all significant health, safety and environmental issues are brought to the attention of the Chair of the Committee ; – establishing policies for approval by the Board relating to or as required by Applicable Legislation from time to time ; – ensuring that the Terms of Reference for the Committee are published on the Company’s website. • The Lead Director, in consultation with the Chair of the Committee, will periodically review the effectiveness of the Committee, the performance of each Committee member and each of the directors of the Company . This document should be read in conjunction with the Nominating and Corporate Governance Committee’s Terms of Reference. C - 5

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(i) (ii) D - 1 SCHEDULE D PROPOSED AMENDMENTS TO THE DIRECTORS COMPENSATION PLAN JUST ENERGY GROUP INC. (THE ‘‘CORPORATION’’) DIRECTOR’S ’ COMPENSATION PLAN (As amended and approved by the board of directors on May 14, 2015 and , July 11, 2018 and May 15, 2019) Whereas on April 1 , 2004 Just Energy Income Fund (the ‘‘ Fund ’’) with the consent of the Toronto Stock Exchange (the ‘‘ TSX ’’) and requisite unitholder approval adopted the Directors’ Compensation Plan (the ‘‘ Plan ’’) which was with the consent of the TSX and requisite unitholder approval further amended in 2010 to permit the Corporation, effective January 1 , 2011 to issue both common shares (‘‘ Shares ’’) of the Corporation and Deferred Share Grants (‘‘ DSGs ’’) to directors of the Corporation (‘‘ Directors ’’) as part payment for their fees as set out in Section 2 (a) 2 (a) below ; And Whereas the Corporations And Whereas on June 26 , 2013 the Corporation increased the number of Shares and DSGs issuable to Directors pursuant to the Plan by 200 , 000 ; And Whereas the Corporation needs to increase the number of Shares and DSGs issuable to Directors pursuant to the Plan by a further 200 , 000 and contemporaneously , it is appropriate and timely to make certain additional administrative and housekeeping changes to the Plan including to reflect the conversion of the Fund to the Corporation effective January 1 , 2011 ; And Whereas it is desirable to amend the terms on which Directors are to be paid pursuant to Section 2 (a) hereof ; 1. Purpose of Plan The Plan is intended to provide effective incentives for the non management Directors of the Corporation to promote the success and business of the Corporation and to reward such Directors in relation to the long - term performance and growth of the Corporation by encouraging ownership of Shares and DSGs (the ‘‘ US Fee ’’) under the Plan to assist Directors in meeting their ownership requirements . 2. Components of Director Compensation (a) Fees. Payable in cash Cash , DSGs and/or Shares Compensation for independent, non management Directors consists of several components as follows: Base Retainer – a A base annual retainer of USD $ 125 , 000 payable to each Director of the Corporation (except as otherwise directed by a Director), in cash in the amount of USD $ 31 , 250 per calendar quarter (commencing for the calendar quarter ending September 30 , 2015 ) of which a minimum of 15 % thereof (the ‘‘ Minimum Amount ’’) and any additional fees payable pursuant to (ii) and (iii) below, to the extent elected by a Director, shall be payable in Shares and/or DSGs computed as set forth below (the ‘‘ Base Retainer ’’) . No fees shall be payable to Directors who are members of management . Chair Fees – The Chair of the Audit Committee shall be entitled to an additional annual Chair Fee of USD $25,000. The Chair of each of the Compensation , Human Resources, Health, and

(iii) ( i v) 3. Form of Payment D - 2 Safety and Environmental Committee, the Chair of the Risk Committee and the Chair of the Nominating and Corporate Governance Committee is are each entitled to an additional annual Chair Fee of USD $ 5 , 000 (the ‘‘ Chair Fees ’’) . ; Lead Director Fee – – in In addition to the fees paid in (i) (i) and (ii) (ii) above, the Lead Director (who also serves as Vice Chair of the Board of Directors), shall receive an additional annual fee of USD $ 25 , 000 (the ‘‘ Lead Director’s Fee ’’) . ; Currency – – All fees shall be payable in the currency of the country where the director maintains his/her permanent residence. (v) Equity Holding – Each Director shall be required to own a number of Shares and/or DSGs such that the value thereof at the commencement of each financial year of the Corporation shall equal at least two times the value of the Base Retainer received by such Director for the financial year of the Corporation . New Directors will be given five years from the date of their appointment or election to become compliant with the equity holding requirement . The amounts payable to Directors pursuant to Sections 2 (a) 2 (a) (i) (i) to (iv) (iv) above may be increased or decreased from time to time and fees for other meetings of outside directors may also be authorized, in each case, with the approval of the Board of Directors of the Corporation . (b) Time of Payment Subject to the terms hereof, the Fees to which a Director is entitled pursuant to Section 2 (a) 2 (a) hereof shall be payable on a quarterly basis to the Director at the end of each quarter of the Corporation’s financial year . Shares and/or DSGs shall be credited to a Director’s DSG Share and/or Share DSG account quarterly based upon the calculations made pursuant to Section 5 5 hereof . (a) Payment in Shares, DSGs and Cash Compensation payable to the Directors of the Corporation pursuant to the Plan will be paid in cash except where, as provided in the Plan, compensation is required by the Corporation to be paid in the form of DSGs and/or Shares . (b) DSGs/Shares The Corporation is required to issue additional DSGs and/or Shares to Directors who elect to receive all or any part of a Director’s Fees pursuant to Section 2 (a) 2 (a) ( )( i ) – (iii ) in excess of the Minimum Amount calculated as provided in Section 5 5 in DSGs and/or Shares . (c) Elections Elections by Directors of the Corporation to receive compensation pursuant to the Plan in the form of Shares and/or DSGs up to the Minimum Amount and/or in excess of the Minimum Amount including the amount of such compensation to be paid in Shares and/or DSGs are required to be made prior to the commencement of each financial year of the Corporation . Notwithstanding the foregoing, in the case of a U . S . Director (as defined below) elections to receive compensation in the form of Shares/DSGs must be made prior to January 1 of a calendar year, and such election shall apply only to compensation to be earned with respect to services rendered during that calendar year ; provided, however, that a new U . S . Director (as defined below) shall be allowed to make such election within 30 days of first becoming eligible to participate in the Plan, but only with respect to compensation earned after the election is

4. Issue of Shares and DSGs D - 3 made . The election may specify a year of exchange in accordance with Section 4 (c) 4 (c) below . The election must specify a year of payment in accordance with Section 4 (c) 4 (c) below . A ‘‘U . S . Director’’ means a Director whose benefit under this Plan is subject to U . S . federal income tax . A U . S . Director may include in the election provided for in this Section 3 (c) 3 (c) an allocation of the time spent on Board duties and responsibilities including meeting preparation as between Canada and the United States, which allocation shall be used by the Corporation in determining the extent to which a Director’s fee income is sourced in Canada or the United States . (a) Election and Payment Shares and DSGs which a Director of the Corporation is entitled to receive pursuant to the Plan whether credited to the Director’s DSG account and/or Share account will not be issued until the Director has delivered to the Corporation an exercise election in writing in the form of Schedule A hereto that the Shares be issued together with payment to the Corporation in the amount of the statutory withholdings required in respect of the issuance of Shares and referred to in S s ection 4 (d) 4 (d) hereof . To the extent permitted under applicable income tax legislation, Canadian resident Directors may elect to receive all or part of the Shares to which they are entitled during the year of their resignation/termination and/or prior to the end of the following calendar year . (b) No Rights of Ownership Under no circumstances will DSGs be considered Shares or other securities of the Corporation, nor will a DSG entitle any Director to exercise voting rights or any other rights attaching to ownership of Shares or other securities of the Corporation . A director shall not be considered the owner of Shares by virtue of the award of a DSG . (c) Timing (i) Canadian Resident Directors . A Director of the Corporation will not be entitled to elect to be issued any of the Shares which he or she has been granted whether as a result of the credit thereof to the Director’s DSG account and/or Shares to the Director’s Share account until a period of three years has passed since the date of grant of such DSGs or Shares or until the Director ceases to be a director of the Corporation, whichever is earlier . Upon a Director ceasing to be a director of the Corporation, such Director shall be required to elect whether he or she will be issued all or any portion of the Shares which have been granted to him or her (including Shares issuable on the exchange of DSGs), and to deliver payment for all of such Shares to be issued . All Shares to which a Director is entitled whether credited to the Director’s DSG account and/or Share account shall be issued to him or her immediately prior to a ‘‘change of control’’ as defined in the Corporation’s 2001 Share Option Plan, as amended and/or replaced from time to time . (ii) U . S . Resident Directors . Notwithstanding the above provisions of this Section 4 (c) 4 (c) , a DSG held by a U . S . resident Director must be exchanged on the earliest to occur of each of the following events : (a) the termination of a Director’s term of office as a Director by resignation or otherwise, that constitutes a separation from service, (b) death, (c) disability, (d) a change in control of the Corporation, (e) the occurrence of an unforeseeable emergency and (f) prior to the end of a calendar year designated in the Director’s election under Section 3 (c) 3 (c) above ; provided that such calendar year must commence on or after the third anniversary of the DSG grant date . If the Director fails to designate a calendar year for exchange, then the exchange shall occur upon the earliest to occur of (a) (a) through (e) (e) above . If the Director designates a calendar year for exchange the Director must make the exchange within such calendar year and if the Director fails to make the exchange on any date within the calendar year the exchange shall occur upon the December 31 of that calendar year, unless exchanged earlier under (a) (a) through (e) (e) above . A U . S . resident Director is not permitted to exchange the DSG at any time other than the events specified above . The terms

D - 4 ‘‘separation from service’’, ‘‘disability’’, ‘‘change in control’’ and ‘‘unforeseeable emergency’’ shall mean the same as those terms are defined under section 409 A of the US . Internal Revenue Code . A U . S . resident Director means a Director where benefits under the Plan are subject to U . S . Federal income tax . (d) Termination Subject to Section 4 (e) 4 (e) as regards U . S . resident Directors, a Director of the Corporation shall have no right to receive Shares granted to him or her (whether credited to the Director’s DSG account and/or Share account) which have not been issued on the date that is 15 years following the date of grant . (e) Payment of Withholding Obligation In the event that Shares are to be issued to a Director of the Corporation as aforesaid, the Corporation shall make a payment on behalf of the Director of the amount of statutory withholdings required in such respect of the transactions described in Section 4 (a) 4 (a) , and for greater certainty, such payment shall be in discharge of the Corporation’s obligations to make such statutory withholding . 5. Price The price to be used for determining the number of all Shares and/or DSGs to be granted pursuant to the Plan and credited to such Directors DSG account and/or Share account will be the weighted average trading price of Shares on the TSX for the 10 trading days preceding the last day of each quarter of the Corporation’s financial year in respect of which the DSGs and/or Shares are payable . 6. Adjustment of Number of Shares The number of Shares which are issuable to a Director of the Corporation pursuant to a grant of DSGs and/or Shares shall be increased on the second business day following each date on which a regular or special cash dividend is paid to holders of Shares of the Corporation by an amount equal to the product of the number of the Shares which remain issuable and the fraction which has as its numerator the cash dividend paid, expressed as an amount per Share and which has as its denominator the weighted average trading price of Shares on the TSX for the record date for such dividend and the nine trading days preceding such record date . 7. Grant of Shares/DSGs and Assignability Compensation paid to a Director of the Corporation pursuant to the Plan in the form of DSGs and/or Shares may be evidenced by an agreement between the Corporation and the Director in a form which is approved by the Board of Directors from time to time . DSGs, while exchangeable 1 : 1 into Shares, are neither assignable nor transferable . 8. Shares Subject to the Plan The total number of Shares and/or DSGs issuable pursuant to the Plan shall not exceed 400 600 , 000 . No fractional Shares and/or DSGs may be issued under the Plan and any entitlement hereunder to a fractional Share and/or DSG will be rounded down and no amount of money will be payable by the Corporation in respect of such fractional interest . 9. Maximum Number of Shares/DSGs Issued and Issuable to Insiders (a) Maximum The maximum number of Shares and/or DSGs

D - 5 (i) issued to Insiders (as defined below), within any one year period, and (ii) issuable to Insiders, at any time, under the Plan, or when combined with all of the Corporation’s other security based compensation arrangements (as such term is defined in the TSX Company Manual), shall not exceed 10 % of the total number of outstanding Shares . (b) Definitions For the purposes of this Section 9 9 , (i) ‘‘ affiliate ’’ has the same meaning as found in the TSX Company Manual; (ii) ‘‘ associate ’’ has the same meaning as found in the TSX Company Manual; and (iii) ‘‘ Insider ’’ means each person that is both: (A) an insider as defined under section 1(1) of the Securities Act (Ontario), including associates and affiliates of such insider, and (B) a ‘‘reporting insider’’ as defined in National Instrument 55 - 104 – Insider Reporting Requirements and Exemptions. 9. 10. Eligibility and Determination The Shares issuable under the Plan pursuant to DSGs and/or Shares are reserved for independent non management Directors of the Corporation . In the event that a Director qualifies for the payment of compensation under the Plan for services provided as a Director for a period of less than twelve months in any calendar year then the entitlement of such Director for the DSGs and/or Shares will be calculated on a pro rata basis to the end of the month during which the Director ceases to be a Director for whatever reason . 10. 11. Administration The Plan shall be administered by the Compensation, Human Resources, Health, Safety and Environmental , Health and Safety Committee of the Board of Directors of the Corporation . The Corporation shall effect the deferred grant of Shares from time to time under the Plan in accordance with the determinations made as to the number of Shares to be granted and the date of grant as provided for under the Plan . The Corporation shall within 30 days of the end of each financial year of the Corporation provide each director with a reconciliation of the fees paid to him for the preceding financial year of the Corporation and a record of the number of DSGs and/or Shares to which each such Director is entitled and the cost thereof . 11. 12. Regulation The Corporation’s obligation to issue and deliver Shares under the Plan is subject to compliance with all government and stock exchange regulations and requirements . 12. 13. Capital Reorganizations If and whenever there shall be a capital reorganization of the Corporation such as a share subdivision, consolidation, reclassification, change or exchange of the Units, including as a result of any merger, arrangement, amalgamation or business combination with any other corporation or entity, the entitlement to

D - 6 (ii) amend the manner in which Directors may elect to participate in the Plan or designate dates on which Shares are issued; (iii) amend the provisions of this Plan relating to the exchange of DSGs and the dates for the exchange of the same; ( i v) make any amendment which is intended to ensure compliance with applicable laws and/or the requirements of any applicable stock exchange; (v) make any amendment which is intended to provide additional protection to shareholders of the Corporation (as determined at the discretion of the Board of Directors acting in good faith); (vi) make any amendment which is intended to remove any conflicts or other inconsistencies which may exist between any terms of the Plan and any provisions of any applicable laws and the requirements of any applicable stock exchange; (vii) make any amendment which is intended to cure or correct any typographical error, ambiguity, defective or inconsistent provision, clerical omission, mistake or manifest error; (viii) make any amendment which is not expected to materially adversely affect the interests of the shareholders of the Corporation; and (ix) make any amendment of a housekeeping nature or which is intended to facilitate the administration of the Plan. Shares of any Director for any applicable year, or portion thereof, shall , subject to any necessary approvals from any applicable stock exchange, be adjusted to take into account such capital reorganization. 13. 14. Conversion After December 31 , 2010 all DUGs and/or Units granted pursuant to the Plans shall be deemed, without any further action or approval to transition, become and be named respectively DSGs and/or Shares of the Corporation to be effected on a tax deferred basis with the conversion of DUGs into DSGs occurring under subsection 7 ( 1 . 4 ) of the Income Tax Act (Canada) and after December 31 , 2010 all references to DSUs and/or Units of the Fund shall be deemed to be and become DSGs and Shares of the Corporation in lieu of DUGs and Units of the Fund and all references to the Fund shall be deleted . The terms referenced in this S s ection 1 1 4 3 shall apply mutatis to Schedule A hereto which has been amended to reflect this S s ection 1 1 4 3 . 15. Amendment, Suspension, or Termination of Plan (a) Board Authority, Generally – Subject to the following provisions of this Section 15, the Board of Directors may, in its sole discretion, at any time and from time to time without shareholder approval: (i) amend or suspend the Plan in whole or in part, (ii) amend or discontinue any DSGs granted under the Plan, and (iii) terminate the Plan, without prior notice to or approval by any persons that hold Shares and/or DSGs issued under the Plan or any other shareholders of the Corporation . (b) Board Authority, Specifically – Without limiting the generality of Section 15(a), the Board of Directors may: (i) amend the eligibility requirements for participating in the Plan, where such amendment would not have the potential of broadening or increasing Insider participation;

D - 7 (ii) amend the definition of ‘‘Director’’ or the eligibility requirements for participating in the Plan, where such amendment would have the potential of broadening or increasing Insider participation; (iii) extend any right of a Participant under the Plan beyond the date on which such right would (f) Termination – If the Board of Directors terminates the Plan, no new Shares and/or DSGs (other than (c) No Adverse Impact on Previous Grants – Any such amendment, suspension, or termination shall not adversely affect the Shares and/or DSGs previously granted under this Plan at the time of such amendment, suspension or termination, without the consent of the affected persons that hold Shares and/or DSGs issued under the Plan . (d) Shareholder Approval – No modification or amendment to the following provisions of the Plan to implement any of the following shall be effective unless and until the Corporation has obtained the approval of the shareholders of the Corporation in accordance with the rules and policies of the TSX : (i) increase the number of Shares and/or DSGs reserved for issuance under the Plan (including a change from a fixed maximum number of Shares to a fixed maximum percentage of the issued and outstanding Shares) ; originally have expired; and (iv) amend any of the terms provisions of this Section 15. (e) No Contravention of Stock Exchange or Regulatory Requirements – No amendment, suspension or discontinuance of the Plan or of any granted Share and/or DSG may contravene the requirements of the TSX or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject . Shares and/or DSGs that have been granted but vest subsequently pursuant to the Plan) will be credited to the account of a Director, but previously credited (and subsequently vesting) Shares and/or DSGs shall be exchanged in accordance with the terms and conditions of the Plan existing at the time of termination . The Plan will finally cease to operate for all purposes when the last remaining Director receives the fully - vested Shares for all Shares and/or DSGs recorded in the Director’s account . Termination of the Plan shall not affect the ability of the Board of Directors to exercise the powers granted to it hereunder with respect to Shares and/or DSGs granted under the Plan prior to the date of such termination . 14. 16. Effective Date Subject to the receipt of all regulatory approvals, the Plan will be effective as of <@> July 1 , 2015 2019 as provided by a resolution of the Board of Directors of the Corporation passed on <@> May 14 , 2015 2019 and shall remain in effect until such time as the Board of Directors amends or cancels the Plan which may occur at any time but not with retroactive effect . Except with respect to changes in the amount of Director Compensation as provided in Section s 2 (a)(i) 2 (a) (i) – (iii) (iii) hereof, any amendment to the Plan will be subject to the receipt of all regulatory and shareholder approvals as may be required .

SCHEDULE A T o: Committee Computershare Trust Company of Canada (‘‘ Computershare ’’) The Canadian Depository for Securities (‘‘ CDS ’’) ELECTION I am advised that at the date I ceased to be a director of the Corporation on [ Ɣ ] , [ Ɣ ] deferred share grants and/or Shares (the ‘‘ Deferred Shares ’’ or ‘‘ Shares ’’) were credited to my account under the Director’s Compensation Plan (the ‘‘ Plan ’’) as at [ Ɣ ] . I am also advised that the Corporation has paid to the applicable tax authorities, withholding tax in the amount of $ [ Ɣ ] (the ‘‘ WH Tax Amount ’’) with respect to amounts credited to my account under the Plan in the form of the Deferred Shares and/or Shares . I enclose herewith my personal cheque in the WH Tax Amount and hereby : (i) elect to exchange the Deferred Shares and/or Shares for an equal number of Shares of the Corporation and (ii) request the Corporation, CDS and Computershare take such steps as may be required to forthwith credit my brokerage account with fully paid and non assessable Shares of the Corporation for each of the Deferred Shares and/ or Share (or [ Ɣ ] Shares) . Particulars of my brokerage account and other information you require are described on Schedule ‘‘A’’ attached hereto . Executed this day of , 20 . Witness Name of Director D - 8 Just Energy Group Inc. (the ‘‘Corporation’’) The Compensation, Human Resources, Health, Safety and Environmental , Health and Safety

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